EXECUTION COPY

CONTRIBUTION AGREEMENT

DATED AS OF
DECEMBER 11, 2006

BY AND AMONG

LOCAL INSIGHT MEDIA, LLC,

as Local Insight

CBD INVESTOR, INC.,

as CBD Investor

CINCINNATI BELL INC. HOLDINGS,
as CBIH

SPECTRUM EQUITY INVESTORS III, L.P.,

SEI III ENTREPRENEURS’ FUND, L.P.,

SPECTRUM III INVESTMENT MANAGERS’ FUND, L.P.,

SPECTRUM IV INVESTMENT MANAGERS’ FUND, L.P.,

SPECTRUM EQUITY INVESTORS IV, L.P.,

SPECTRUM EQUITY INVESTORS PARALLEL IV, L.P.,

as the CBD Investor Stockholders

THE HOLDERS OF COMPANY CLASS C UNITS SET FORTH ON THE SIGNATURE PAGES HERETO

and

WCAS MANAGEMENT CORPORATION,

WELSH, CARSON, ANDERSON & STOWE X, L.P.

WCAS CAPITAL PARTNERS IV, L.P.

as the Local Insight Members

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ARTICLE I. DEFINITIONS

2

1.1

Previously Defined Terms

2

1.2

Other Definitions

2

ARTICLE II. CONTRIBUTION AND ISSUANCE OF LOCAL INSIGHT MEMBERSHIP INTERESTS

11

2.1

Contribution and Consideration

11

2.2

Limited Liability Company Agreement of Local Insight

11

2.3

Directors and Executive Officers of Local Insight

12

2.4

Reporting

12

2.5

Subsequent Transaction

12

ARTICLE III. REPRESENTATIONS AND WARRANTIES with RESPECT TO the Company and CBD Investor  12

3.1

Organization

12

3.2

Capitalization; Subsidiaries

13

3.3

Authority; No Violation

14

3.4

Consents and Approvals

15

3.5

Reports

15

3.6

Financial Statements

15

3.7

Brokers’ Fees

16

3.8

Absence of Certain Changes or Events

16

3.9

Legal Proceedings

17

3.10

Taxes and Tax Returns

17

3.11

Employees

18

3.12

Employee Plans

19

3.13

Internal Controls

20

3.14

Compliance with Laws; Licenses

21

3.15

Company Material Contracts

21

3.16

Agreements with Governmental Agencies

23

3.17

Environmental Liability

24

3.18

Real Property

24

3.19

Personal Property

24

3.20

Company Intellectual Property

25

3.21

Insurance

26

3.22

Corporate Records

26

3.23

Affiliate Transactions

26

3.24

Anti-Corruption Laws

26

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS

27

4.1

Representations and Warranties of CBD Investor Stockholders

27

4.2

Representations and Warranties of CBIH

29

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF LOCAL INSIGHT

30

5.1

Corporate Organization

30

5.2

Capitalization; Subsidiaries

31

5.3

Authority; No Violation

32

5.4

Consents and Approvals

33

5.5

Financial Statements

33

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5.6

Brokers’ Fees

34

5.7

Absence of Certain Changes or Events

34

5.8

Legal Proceedings

34

5.9

Taxes and Tax Returns.

34

5.10

Employees

35

5.11

Employee Plans

37

5.12

Internal Controls

38

5.13

Compliance with Laws; Licenses

38

5.14

Local Insight Material Contracts

39

5.15

Agreements with Governmental Agencies

41

5.16

Environmental Liability

41

5.17

Real Property

41

5.18

Personal Property

42

5.19

Local Insight Intellectual Property

42

5.20

Insurance

43

5.21

Corporate Records

43

5.22

Holding Company

44

5.23

Affiliate Transactions

44

5.24

Anti-Corruption Laws

44

5.25

Material Misstatements or Omissions

45

5.26

ACS Acquisition Documents

45

ARTICLE VI. COVENANTS RELATING TO CONDUCT OF BUSINESS

45

6.1

Conduct of Businesses Prior to the Closing

45

6.2

CBD Investor and Company Forbearances

46

6.3

Local Insight Forbearances

48

6.4

Control of Other Party’s Business

50

6.5

Contribution by Class C Holders

50

6.6

Assignment of Copyrights

50

6.7

Update of Domain Name

51

ARTICLE VII. ADDITIONAL AGREEMENTS

51

7.1

Regulatory Matters

51

7.2

Access to Information

52

7.3

Legal Conditions to Consummation of the Transaction

53

7.4

Advice of Changes

54

7.5

No Negotiations by the Contributors or the Company

54

7.6

No Negotiations by the Local Insight Members or Local Insight

55

7.7

Cooperation With Special Dividend Financing

56

7.8

Tax Matters

57

7.9

Indemnification; Directors’ and Officers’ Insurance.

58

ARTICLE VIII. CONDITIONS PRECEDENT

59

8.1

Conditions to Each Party’s Obligation To Effect the Transaction

59

8.2

Conditions to Obligations of Local Insight

59

8.3

Conditions to Obligations of the Contributors

60

ARTICLE IX. TERMINATION AND AMENDMENT

61

9.1

Termination

61

9.2

Effect of Termination

61

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ARTICLE X. GENERAL PROVISIONS

62

10.1

Closing

62

10.2

Non-Survival of Representations and Warranties

62

10.3

Fees and Expenses

62

10.4

Notices

64

10.5

Interpretation

66

10.6

Amendment

66

10.7

Extension; Waiver

66

10.8

Counterparts

66

10.9

Entire Agreement

66

10.10

Governing Law

66

10.11

Jurisdiction

67

10.12

Publicity

67

10.13

Assignment; Third Party Beneficiaries

67

10.14

Specific Performance

67

10.15

Severability

67

10.16

Waiver of Jury Trial

68

i

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”) is entered into as of December 11, 2006, by and among Local Insight Media, LLC1, a Delaware limited liability company (“Local Insight”), CBD Investor, Inc., a Delaware corporation (“CBD Investor”), and Cincinnati Bell Inc. Holdings, an Ohio corporation (“CBIH”), and the holders of equity securities of CBD Investor set forth in the signature pages hereto (each such holder of equity securities of CBD Investor, a “CBD Investor Stockholder” and collectively, the “CBD Investor Stockholders”), the individuals set forth on the signature pages here to as holders of Company Class C Units (each a “Class C Holder” and collectively, the “Class C Holders”), and the holders of equity securities of Local Insight set forth in the signature pages hereto (each such holder a “Local Insight Member” and collectively, the “Local Insight Members”).  As used herein, each CBD Investor Stockholder, each Class C Holder and CBIH are sometimes referred to individually as a “Contributor” and collectively as the “Contributors.”

RECITALS:

WHEREAS, the CBD Investor Stockholders collectively own all of the issued and outstanding equity securities of CBD Investor (the “CBD Investor Securities”);

WHEREAS, (a) CBD Investor and CBIH collectively own all of the issued and outstanding Class A limited liability company membership units (the “Company Class A Units”) and Class B limited liability company membership units (the “Company Class B Units”) and (b)  the Class C Holders own all of the issued and outstanding Class C limited liability company membership unites (the “Company Class C Units”), in each case of CBD Media Holdings LLC, a Delaware limited liability company (the “Company”);

WHEREAS, each of the CBD Investor Stockholders desires to transfer and assign to Local Insight all of its CBD Investor Securities in exchange for Local Insight Membership Interests (as that term is defined below), and Local Insight desires to issue Local Insight Membership Interests to the CBD Investor Stockholders in exchange for all the issued and outstanding CBD Investor Securities, all on the terms and subject to the conditions set out in this Agreement;

WHEREAS, CBIH desires to transfer and assign to Local Insight all of its Company Class A Units and Company Class B Units in exchange for Local Insight Membership Interests, and Local Insight desires to issue Local Insight Membership Interests to CBIH in exchange for all of the issued and outstanding Company Class A Units and Company Class B Units held by CBIH, all on the terms and subject to the conditions set out in this Agreement;

WHEREAS, the Class C Holders desire to transfer and assign to Local Insight all of their respective Company Class C Units in exchange for Local Insight Membership Interests, and Local Insight desires to issue Local Insight Membership Interests to the Class C Holders in exchange for all of the issued and outstanding Company Class C Units held by the Class C Holders, all on the terms and subject to the conditions set out in this Agreement;

1

To be converted to a Limited Partnership prior to closing.

WHEREAS, the parties hereto intend that the transactions contemplated by this Agreement qualify as an exchange pursuant to Section 721 of the Code; and

WHEREAS, immediately prior to the transactions contemplated herein, the CBD Investor Stockholders and CBD Investor shall have completed the Reorganization and the Company and the Company Subsidiaries shall have completed the Special Dividend Financing and shall have paid the Special Dividend to the Contributors.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.
DEFINITIONS

1.1

Previously Defined Terms

.  Whenever used herein, each term defined in the first paragraph or Recitals of this Agreement shall have the meaning set forth above, unless otherwise expressly provided or unless the context clearly requires otherwise.

1.2

Other Definitions

.  As used herein, the following terms shall have the following respective meanings, unless otherwise expressly provided or unless the context clearly requires otherwise:

“ACS Acquisition” means the acquisition by Pendo Acquisition ULC, an indirect wholly owned subsidiary of Local Insight, of: (i) all the issued and outstanding shares of common stock of ACS Media Canada, Inc., and (ii) certain indebtedness owing from ACS Media Canada Inc. to ACS Media Income Fund, pursuant to that certain Share Purchase Agreement dated as of September 25, 2006, by and between ACS Media Income Fund and Pendo Acquisition ULC, which acquisition was consummated on November 22, 2006.

“ACS Indebtedness” means: (i) the $140 million credit facility established pursuant to that certain Credit Agreement, dated as of November 22, 2006, by and among Pendo Acquisition Holding Inc., a wholly owned Subsidiary of Local Insight, ACS Media (as defined below), the Subsidiary Guarantors (as defined therein), the several banks and other financial institutions parties thereto, and Wachovia Bank, National Association, as administrative agent and (ii) the issuance and sale by Pendo Acquisition Holding Inc. of $35 million in aggregate principal amount of 10% Senior Subordinated Notes Due 2014 pursuant to that certain Notes Purchase Agreement, dated as of November 22, 2006, by and between Pendo Acquisition Holding Inc. and WCAS Capital Partners IV, L.P.

“ACS Media” means ACS Media LLC, an Alaska limited liability company, an indirect, 99.9% owned Subsidiary of Local Insight.

“Action” means any action, complaint, claim, petition, arbitration proceeding, investigation, suit or other proceeding before any Governmental Entity or other tribunal.

“Affiliate” means, with respect to any Person, a Person that, directly or indirectly, is controlled by, controls, or is under common control with such Person.  As used in the preceding sentence, “control” shall mean and include, but not necessarily be limited to: (i) the ownership of 50% or more of the voting securities or other voting interests of any Person or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Axesa” means Axesa Servicios de Información S. en C., a Puerto Rico limited partnership and a 60%-owned Subsidiary of Caribe Media.

“Bank Debt” means the Company’s existing Term Loan Facility and Revolving Term Loan Facility entered into on June 13, 2003.

“Business Day” means any day on which banks are not required or authorized to close in the City of New York.

“Caribe Media” means Caribe Media, Inc., a Puerto Rico corporation and an indirect 100%-owned Subsidiary of Local Insight.

“CBD Investor” has the meaning set forth in the recitals.

“CBD Investor Charter” means the certificate of incorporation and bylaws of CBD Investor, each as amended through, and in effect as of, the date of this Agreement.

“CBD Investor Securities”  has the meaning set forth in the recitals.

“CBD Investor Stockholders” has the meaning set forth in the recitals.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“Closing” means the closing of the transactions contemplated by this Agreement.

“Closing Date” has the meaning ascribed thereto in Section 10.1.

“COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code, and any similar state Law.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Acquisition Proposal” means any inquiry, proposal or offer regarding any merger, reorganization, exchange, consolidation, sale of assets, sale of membership or other equity interests or similar transaction involving CBD Investor, the Company or any Company Subsidiary which, if consummated, would constitute a Company Alternative Transaction.

“Company Alternative Transaction” has the meaning ascribed thereto in Section 7.5(b).

“Company Audited Financial Statements” means the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2005 and 2004, the related consolidated statements of operations and cash flows for the years ended December 31, 2005, 2004 and 2003, and the related consolidated statements of members’ capital (deficit) for the years ended December 31, 2005, 2004 and 2003.

“Company Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) and each other material benefit plan, program, agreement, or arrangement maintained, sponsored, or contributed or required to be contributed to by CBD Investor, the Company or any Company Subsidiary or with respect to which CBD Investor, the Company or any Company Subsidiary has or could have any material liability.

“Company Bylaws” means the Company’s Amended and Restated Bylaws, as amended through, and as in effect as of, the date of this Agreement.

“Company Class A Unit” has the meaning set forth in the recitals.

“Company Class B Unit” has the meaning set forth in the recitals.

“Company Class C Unit” has the meaning set forth in the recitals.

“Company Employee” means any full-time or part-time employee of CBD Investor, the Company or any Company Subsidiary; any employee of CBD Investor, the Company or any Company Subsidiary on workers’ compensation, maternity leave, or leave under short-term disability; and any employee of CBD Investor, the Company or any Company Subsidiary on other approved leaves of absence with a legal right to reinstatement.

“Company ERISA Affiliate” means CBD Investor, the Company, any Company Subsidiary, and any Person, whether or not incorporated, which together with CBD Investor, the Company or any Company Subsidiary would at any relevant time be deemed a “single employer” within the meaning of Section 414 of the Code or Section 4001(b) of ERISA.

“Company Financial Advisor” has the meaning ascribed thereto in Section 3.7.

“Company Financial Statements” means the Company Audited Financial Statements and the Company Unaudited Financial Statements.

“Company Intellectual Property” means all Intellectual Property owned by the Company or any of the Company Subsidiaries that is owned or used in the conduct of business of CBD Investor, the Company or the Company Subsidiaries.

“Company Latest Balance Sheet” has the meaning ascribed thereto in the definition of “Company Unaudited Financial Statements”.

“Company Leased Property” means any real property leased, subleased or otherwise used or occupied by the Company or any Company Subsidiary that is used in the conduct of the business of the Company or any Company Subsidiary.

“Company-Licensed Third Party Intellectual Property” means all Intellectual Property owned by any Person other than the Company or any Company Subsidiary that is used, in connection with the conduct of the business of CBD Investor, the Company or any Company Subsidiary.

“Company LLC Agreement” means the Company’s Limited Liability Company Agreement, as amended through, and in effect as of, the date of this Agreement.

“Company Material Contract” has the meaning ascribed thereto in Section 3.15(a).

“Company Regulatory Agreement” has the meaning ascribed thereto in Section 3.16.

“Company SEC Report” means any registration statement, prospectus, report, form, schedule or definitive proxy statement filed by the Company or any Company Subsidiary with the SEC pursuant to the Securities Act or the Exchange Act.

“Company S-K 404 Arrangements” has the meaning ascribed thereto in Section 3.23.

“Company Subsidiary” means any Subsidiary of the Company.

“Company Systems” has the meaning ascribed thereto in Section 3.20(e).

“Company Unaudited Financial Statements” means the unaudited condensed consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2006 (the “Company Latest Balance Sheet”) the related unaudited condensed consolidated statements of operations and cash flows for the nine month period ended September 30, 2006 and the related unaudited condensed consolidated statements of members’ capital (deficit) for the nine month period ended September 30, 2006.

“Company Units” means the Company Class A Units, the Company Class B Units and the Company Class C Units.

“Company Voting Debt” means any bond, debenture, note or other indebtedness of the Company having the right to vote on any matters on which the Company’s members may vote.

“Confidentiality Agreement” means the Confidentiality Agreement October 31, 2006, between CBD Media LLC and Welsh, Carson, Anderson & Stowe, L.P. (an Affiliate of Local Insight), as amended from time to time.

“Contributor Disclosure Schedule” means the disclosure schedule delivered by the Contributors to Local Insight prior to the execution of this Agreement.

“Environmental Laws” shall mean all Laws and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law, concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to hazardous materials, substances or wastes, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, mold, odor or radiation.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Software” means any software or license pursuant to a standard “shrink wrap” agreement, “click wrap” agreement or other agreement for commercially available, off-the-shelf software where the replacement cost and/or annual license fee for such software is less than $25,000.

“GAAP” means United States generally accepted accounting principles.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs.  For example, the “Governing Documents” of a corporation would be its certificate of incorporation and by-laws, the “Governing Documents” of a limited partnership are its certificate of formation and its limited partnership agreement and the “Governing Documents” of a limited liability company are its certificate of formation and its operating agreement.

“Governmental Entity” means any federal, state, local or foreign governmental or regulatory authority, agency, commission, bureau, court or other governmental instrumentality.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” means the aggregate amount (including the current portions thereof) of all (i) indebtedness for borrowed money, (ii) indebtedness of the type described in subsection (i) above guaranteed, directly or indirectly, in any manner, but excluding endorsements of checks and other instruments in the ordinary course of business, (iii) indebtedness for the deferred purchase price of property or services (other than current trade payables arising in the ordinary course of business, but including all seller notes and “earn-out” payments); (iv) indebtedness evidenced by any note, bond, debenture or other debt security; (v) obligations under any interest rate, currency or other hedging agreements; (vi) commitments by which a Person assures a creditor against loss (excluding contingent reimbursement obligations with respect to letters of credit entered into in the ordinary course of business); (vii) indebtedness secured by a Lien on a Person’s assets; (viii) obligations to make any payments required upon a change of control of the Person in question or any payments with respect to any phantom stock plan or obligations with respect to stock appreciation rights that have become due and payable; (ix) any obligations under capitalized leases; (x) interest expense accrued but unpaid on or relating to any of such indebtedness, and (xi) prepayment penalties and premiums relating to any of such indebtedness.

“Intellectual Property” means: (i) all inventions (whether or not patentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, revisions, divisionals, extensions, and reexaminations thereof; (ii) all trademarks, trade names, domain names, trade dress, logos, slogans, corporate names, brand names, service marks, together with all translations, adaptations, derivations, and combinations thereof, and all applications, registrations and renewals in connection therewith, and all goodwill associated with any of the foregoing; (iii) all works of authorship, copyrights and website content, and all registrations, applications and renewals in connection therewith; (iv) all source code and object code versions of computer software (including data, databases and related documentation); (v) all trade secrets and confidential business information (including ideas, know-how, formulas, compositions, processes, methods and techniques, technical data, designs, drawings, specifications, research data, financial, marketing and business data, pricing and cost information, business and marketing plans and proposals and customer and supplier lists and information); (vi) all other intellectual property and proprietary rights; and (vii) all copies and tangible embodiments of the foregoing, in whatever form or medium.

“IRS” means the Internal Revenue Service.

“Knowledge of Local Insight” or “Local Insight’s Knowledge” means the actual knowledge of Scott Pomeroy, Linda Martin and John Fischer after due inquiry of those employees, officers and consultants of Local Insight or Caribe Media who could reasonably be expected to have knowledge of the matters in question.

“Knowledge of the Contributors” or “Contributors’ Knowledge” means the actual knowledge of Douglas Myers or John Schwing after due inquiry of those employees, officers and consultants of the Company or any of the Company Subsidiaries who could reasonably be expected to have knowledge of the matters in question.

“Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, injunction, judgment, decree, award, agency requirement, license or permit of any Governmental Entity.

“License” means any license, permit, franchise, variance, exemption, order, consent, certificate of public convenience and/or necessity, approval or other authorization issued or granted by a Governmental Entity.

“Lien” means any lien, pledge, charge, mortgage, claim, security interest or other encumbrance.  For the avoidance of doubt, “Lien” shall not be deemed to include any license of Intellectual Property.

“Local Insight Acquisition Proposal” means any inquiry, proposal or offer regarding any merger, reorganization, exchange, consolidation, sale of assets, sale of membership or other equity interests or similar transaction involving Local Insight or any Local Insight Subsidiary which, if consummated, would constitute a Local Insight Alternative Transaction.

“Local Insight Alternative Transaction” has the meaning ascribed thereto in Section 7.5(b).

“Local Insight Benefit Plan” means  each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) and each other material benefit plan, program, agreement, or arrangement maintained, sponsored, or contributed or required to be contributed to by Local Insight or any Local Insight Subsidiary  or with respect to which Local Insight or any Local Insight Subsidiary  has or could have any material liability.

“Local Insight Board” means the Board of Directors of Local Insight.

“Local Insight Disclosure Schedule” means the disclosure schedule delivered by Local Insight to the Contributors prior to the execution of this Agreement.

“Local Insight Dominicana” means Local Insight Servicios de Información Dominicana, S.A., a Dominican Republic corporation and an indirect 100%-owned Subsidiary of Local Insight.

“Local Insight Employee” means any full-time or part-time employee of Local Insight or any Local Insight Subsidiary; any employee of Local Insight or any Local Insight Subsidiary on workers’ compensation, maternity leave, or leave under short-term disability; and any employee of Local Insight or any Local Insight Subsidiary on other approved leaves of absence with a legal right to reinstatement.

“Local Insight ERISA Affiliate” means Local Insight, any Local Insight Subsidiary and any Person, whether or not incorporated, which together with Local Insight or any Local Insight Subsidiary would at any relevant time be deemed a “single employer” within the meaning of Section 414 of the Code or Section 4001(b) of ERISA.

“Local Insight Financial Advisor” has the meaning ascribed thereto in Section 5.6.

“Local Insight Financial Statements” means: (i) the audited balance sheets of Axesa and Caribe Dominicana, respectively, as of December 31, 2003 and December 31, 2004, and the related statements of income and cash flows of Axesa and Caribe Dominicana, respectively, for the years ended December 31, 2002, December 31, 2003 and December 31, 2004; (ii) the unaudited balance sheets of Axesa and Caribe Dominicana, respectively, as of December 31, 2005 and the related unaudited statements of income and cash flows of Axesa and Caribe Dominicana, respectively, for the year ended December 31, 2005; and (iii) the unaudited consolidated and consolidating balance sheet of Caribe Media as of September 30, 2006 and the related unaudited consolidated and consolidating statements of operations and cash flows of Caribe Media for the six (6)-month period ended September 30, 2006.

“Local Insight Intellectual Property” means all Intellectual Property owned by Local Insight or any of the Local Insight Subsidiaries that is used, directly or indirectly, in connection with the conduct of business of Local Insight and the Local Insight Subsidiaries.

“Local Insight Latest Balance Sheet” has the meaning ascribed thereto in Section 5.5(a).

“Local Insight Leased Property” means any real property leased, subleased or otherwise used or occupied by Local Insight or any Local Insight Subsidiary that is owned by or used in the conduct of business of Local Insight or any Local Insight Subsidiary.

“Local Insight-Licensed Third Party Intellectual Property” means all Intellectual Property owned by any Person other than Local Insight or any Local Insight Subsidiary that is used in the conduct of the business of Local Insight or any Local Insight Subsidiary.

“Local Insight LLC Agreement” means Local Insight’s Amended and Restated Limited Liability Company Agreement, as amended through, and in effect as of, the date of this Agreement.

“Local Insight Material Contract” has the meaning ascribed thereto in Section 5.14(a).

“Local Insight Membership Interest” means a limited liability company membership interest in Local Insight.

“Local Insight Membership Interest Percentage” means the percentage of the total Local Insight Membership Interests corresponding to a specific Local Insight Membership Interest.

“Local Insight Option” means any option to purchase Local Insight Membership Interests.

“Local Insight Regulatory Agreement” has the meaning ascribed thereto in Section 5.15.

“Local Insight Subsidiary” means any Subsidiary of Local Insight; provided that none of the entities acquired by Pendo Acquisition ULC in the ACS Transaction shall constitute a Subsidiary for purposes of this Agreement, except for purposes of Sections 5.2(d) and (e) hereof.

“Local Insight Systems” has the meaning ascribed thereto in Section 5.19(c).

“Local Insight Voting Debt” means any bond, debenture, note or other indebtedness of Local Insight having the right to vote on any matters on which Local Insight’s members may vote.

“Material Adverse Effect,” when used with respect to any Person, means any change, effect, event, occurrence or state of facts that has had or would be reasonably expected to have a material adverse effect on the business, results of operations, properties, assets, liabilities or financial condition of such Person and its Subsidiaries taken as a whole, but excluding any such effect or change that is generally applicable to: (i) the United States economy; (ii) the United States financial, credit or securities markets; or (iii) the United States directory publishing industry (so long as such Person and its Subsidiaries, taken as a whole, are not disproportionately affected thereby).

“NewCo LLC” has the meaning ascribed thereto in Section 7.7(b).

“Order” means any order, injunction, rule, regulation, decree, judgment, determination, arbitration award, legal restraint or prohibition (whether temporary, preliminary or permanent) issued, enacted, promulgated, entered or enforced by any Governmental Entity.

“Permitted Lien” means: (i) any Lien for current Taxes and assessments not yet past due; (ii) any inchoate mechanics’ and materialmens’ Lien for construction in progress; (iii) any workmen’s, repairmen’s, warehousemen’s or carrier’s Lien arising in the ordinary course of business consistent with past practice; (iv) any Lien or other imperfection in title (including matters of record) that does not and would not materially interfere with the conduct of the business of the party in question or its Subsidiaries, taken as a whole, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Person in question; (v) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon, which are imposed by any governmental authority having jurisdiction over such real property, which are not violated by the current use or occupancy of such real property or the operation of the business thereon; or (vi) Liens pursuant to the Company’s existing Term Loan Facility and Revolving Loan Facility entered into on June 13, 2003.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a joint stock company, a business trust or an unincorporated organization.

“Preclosing Contribution” has the meaning ascribed thereto in Section 7.7(b).

“Reorganization” means the transactions that occur prior to the Closing Date by which the CBD Investor Stockholders cease to hold an option over the Company Class B Units.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Special Dividend” means a distribution in the aggregate amount of $82.0 million to be paid to the Contributors immediately prior to the Closing of the transactions contemplated hereby.

“Special Dividend Financing” means the debt financing incurred by the Company and the Company Subsidiaries necessary to (i) fund the payment of the Special Dividend, (ii) replace the Bank Debt, (iii) replace the debt outstanding under the (a) Indenture with respect to 9 ¼% Senior Notes due 2012 by and among Company, CBD Holdings Finance, Inc. and HSBC Bank USA, National Association, as trustee, dated October 26, 2004 and (b) Indenture with respect to 8 5/8% Senior Subordinated Notes due 2011 by and among CBD Media, CBD Finance, Inc. and HSBC Bank USA, as trustee, dated June 13, 2003.and (iv) provide for the ongoing working capital needs of the Company and the Company Subsidiaries following the Closing, all as directed by and on terms and conditions satisfactory to Local Insight.

“Subsidiary,” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

“Tax” means any federal, state, local and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, real property, personal property, capital, sales, transfer, use, payroll, employment, severance, withholding, occupancy, stamp, duties, intangibles, franchise, customs backup withholding or other tax, charge, impost, levy or like assessment of any nature, together with any penalty or addition to tax or interest thereon.

“Tax Return” means any return, filing, report, questionnaire, information statement or other document required to be filed, including any amendments that may be filed, for any taxable period with any Tax authority (including elections, declarations, disclosures, schedules, estimates and information returns), whether or not a payment is required to be made with respect to such filing.

ARTICLE II.
CONTRIBUTION AND ISSUANCE OF LOCAL INSIGHT MEMBERSHIP INTERESTS

2.1

Contribution and Consideration

.  At the Closing: (a) each of the CBD Investor Stockholders hereby agrees to contribute, convey, assign, transfer and deliver to Local Insight, and Local Insight hereby agrees to accept and receive from each CBD Investor Stockholder, all of such CBD Investor Stockholder’s right, title and interest in and to the CBD Investor Securities set forth opposite such CBD Investor Stockholder’s name on Schedule 2.1, (b) CBIH hereby agrees to contribute, convey, assign, transfer and deliver to Local Insight, and Local Insight hereby agrees to accept and receive from CBIH all of CBIH’s right, title and interest in and to the Company Class A Units and Company Class B Units set forth opposite such Contributor’s name on Schedule 2.1, and (c) each Class C Holder agrees to contribute, convey, assign, transfer and deliver to Local Insight, and Local Insight hereby agrees to accept and receive from such Class C Holders all of such Class C Holder’s right, title and interest in and to the Company Class C Units set forth opposite such Class C Holder’s name on Schedule 2.1.  For purposes of the contribution contemplated by this Section 2.1 if the Pre-Closing Contribution described in Section 7.7 occurs, (X) CBIH shall be deemed to have contributed its Company Class A Units and Company Class B Units and (Y) the Class C Holders shall be deemed to have contributed their Company Class C Units, in each case upon transfer of the membership interests such party received in Newco LLC in the Pre-Closing Contribution.  Provided such CBD Investor Securities, Company Class A Units, Company Class B Units and Company Class C Units are so contributed to Local Insight, Local Insight hereby agrees, at the Closing, to issue and deliver to: (A) each CBD Investor Stockholder, in exchange for all of its CBD Investor Securities, (B) CBIH in exchange for all of its Company Class A Units and Company Class B Units and (C) each Class C Holder, in exchange for all of such Class C Holder’s Company Class C Units the Local Insight Membership Interest Percentage set forth opposite such CBD Investor Stockholder’s, CBIH’s or such Class C Holder’s name as applicable on Schedule 2.1. The Local Insight Membership Interest Percentage delivered pursuant to this Section 2.1 upon contribution of CBD Investor Securities, the Company Class A Units, the Company Class B Units and Company Class C Units will be deemed to have been issued in full satisfaction of all rights pertaining to the CBD Investor Securities, Company Class A Units, Company Class B Units and Company Class C Units.

2.2

Limited Liability Company Agreement of Local Insight.  At the Closing, the Local Insight LLC Agreement will be amended and restated in the form attached hereto as Exhibit 2.2.

2.3

Directors and Executive Officers of Local Insight

(a)

Immediately following the Closing, the Board of Directors of Local Insight will be composed of the individuals set forth in Exhibit 2.3(a), each of whom will serve until the earlier of his or her resignation or removal and until his or her or successor is duly elected and qualified.

(b)

Immediately following the Closing, the officers of Local Insight will be as set forth in Exhibit 2.3(b), each of whom will serve until the earlier of his or her resignation or removal and until his or her or successor is duly elected and qualified.

2.4

Reporting

.  The parties hereto shall treat the contribution of the CBD Investor Securities, Company Class A Units, Company Class B Units and Company Class C Units to Local Insight as an exchange for the Local Insight Percentage Interest under Section 721 of the Code.

2.5

Subsequent Transaction

.  Immediately following the transactions described in Section 2.1 of this Agreement, Local Insight shall contribute all of the Class A Company Units, Class B Company Units and Class C Company Units that it received pursuant to Section 2.1 to CBD Investor.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COMPANY AND CBD INVESTOR

The CBD Investor Stockholders and CBIH, jointly and severally, represent and warrant to Local Insight with respect to the Company and the Company Subsidiaries as follows and the CBD Investor Stockholders, jointly and severally, represent and warrant to Local Insight with respect to CBD Investor as follows; provided that the disclosures set forth in the Forms 10-K, Forms 10-Q and Forms 8-K (including all exhibits thereto) filed with the SEC by CBD Media LLC and CBD Media Holdings LLC during the period from and after October 1, 2005 through the date hereof (collectively the “Forms”), shall qualify each representation and warranty to the extent that it is readily apparent on the face of the disclosure in the Forms that such matters should be excepted from such  representation or warranty contained in this Agreement:

3.1

Organization

(a)

The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.  CBD Investor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

(b)

The Company: (i) has all requisite power and authority to own, lease, license and operate its properties and assets and to carry on its business as it is being conducted on the date hereof and (ii) is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

(c)

True and complete copies of the CBD Investor Charter, the Company LLC Agreement, the Company Bylaws, and the Company Subsidiaries’ Governing Documents have previously been made available to Local Insight.

3.2

Capitalization; Subsidiaries

(a)

Section 3.2(a) of the Contributor Disclosure Schedule sets forth the authorized and issued and outstanding capital stock of the Company as of the date hereof.  All the issued and outstanding Company Units: (i) have been duly authorized and validly issued; (ii) are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof; (iii) are owned, beneficially and of record, by the Persons whose names and addresses are set forth in Section 3.2(a) of the Contributor Disclosure Schedule in the amounts described therein; and (iv) have been offered, issued, sold and delivered by the Company in compliance with applicable federal and state securities Laws; and (v) are owned by CBIH, CBD Investor and the Class C Holders, free and clear of any Liens, and free of any restriction on the right to vote, sell or otherwise dispose of such Company Units (other than restrictions under applicable securities Laws).

(b)

The Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments, preemptive rights, redemption obligations or agreements of any character calling for the purchase, issuance or registration of any Company Units, any other equity interests of the Company or any securities representing the right to purchase, redeem or otherwise receive any Company Units or other equity interests of the Company.

(c)

There is no Company Voting Debt issued or outstanding.

(d)

Section 3.2(d) of the Contributor Disclosure Schedule identifies each Company Subsidiary, its jurisdiction of incorporation or formation, the total number of outstanding and issued securities of each Company Subsidiary and the percentage of each such Company Subsidiary’s capital stock or other equity interests that are owned by the Company (or its Subsidiary in case of an indirect ownership). Each Company Subsidiary (i) is duly organized, validly existing and in good standing under the laws of the state of its organization; (ii) has all requisite power and authority to own, lease, license and operate its properties and assets and to carry on its business as it is being currently conducted on the date hereof; and (iii) is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except for such variances from the matters set forth in clauses (ii) and (iii) as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

(e)

Except as set forth on the Contributor Disclosure Schedule, all the issued and outstanding limited liability company interests, shares of capital stock or other equity ownership interests of each Company Subsidiary: (i) are owned by the Company, directly or indirectly, free and clear of any

Liens, and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock, limited liability company interests or other equity ownership interest (other than restrictions under applicable securities Laws); (ii) are duly authorized and validly issued; (iii) are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof; and (iv) have been offered, issued, sold and delivered by the Company in compliance with applicable federal and state securities Laws.  No Company Subsidiary is bound by any outstanding subscriptions, options, warrants, calls, commitments, preemptive rights, redemption obligations or agreements of any character calling for the purchase or issuance of any shares of capital stock, limited liability company interests or any other equity security of such Company Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock, limited liability company interests or any other equity security of such Company Subsidiary.  Except for the capital stock, limited liability company interests or other equity ownership interests of the Company Subsidiaries, the Company does not beneficially own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person.

3.3

Authority; No Violation

(a)

CBD Investor has full corporate power and authority to execute, deliver and perform this Agreement and each other agreement to be executed and delivered by it at the Closing and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance of this Agreement and each other agreement to be executed and delivered by each of the Company and CBD Investor, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by all necessary actions on the part of such Person.  No other corporate proceedings on the part of CBD Investor or the Company are necessary to approve or adopt this Agreement or to consummate the transactions contemplated hereby.

(b)

This Agreement has been duly and validly executed and delivered by CBD Investor and (assuming due authorization, execution and delivery by the other parties hereto) constitutes the valid and binding obligation of CBD Investor, enforceable against it in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).  Each other agreement to be executed and delivered by each of the Company and CBD Investor, when duly executed and delivered by such Person, will (assuming due authorization, execution and delivery by the other parties hereto) constitute the valid and binding obligation of such Person, enforceable against it in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

(c)

Neither the execution, delivery and performance of this Agreement by CBD Investor nor the consummation by such party of the transactions contemplated hereby, nor compliance by CBD Investor with any of the terms or provisions of this Agreement, will: (i) violate any provision of the CBD Investor Governing Documents or the Company LLC Agreement or (ii) assuming that the consents, approvals and filings referred to in Section 3.4 are duly obtained and/or made, (A) violate any Order or any Law applicable to CBD Investor, the Company or any Company Subsidiary or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of CBD Investor, the Company, or any Company Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or obligation to which CBD Investor, the Company or any Company Subsidiary is a party, or by which it or any of its properties or assets may be bound or affected, except in the case of clause (ii), for such violations, breaches, defaults, terminations, rights of termination or cancellation, accelerations or Liens as would not, individually or in the aggregate, have a Material Adverse Effect on CBD Investor or the Company.

3.4

Consents and Approvals

.  Except for: (i) any notices or filings under the HSR Act; (ii) such filings and approvals as are required to be made or obtained under the Securities Act or the securities or “Blue Sky” laws of various states in connection with the issuance of Local Insight Membership Interests pursuant to this Agreement; and (iii) the consents or approvals listed in Section 3.4 of the Contributor Disclosure Schedule, no consents or approvals of, or filings or registrations with, any Governmental Entity or other Person are necessary in connection with (A) the execution and delivery by CBD Investor of this Agreement or (B) the consummation of the transactions contemplated hereby.

3.5

Reports

.  The Company and each Company Subsidiary have timely filed all reports, registrations, schedules, forms, statements and other documents, together with any amendments required to be made with respect thereto, that they were required to file since August 8, 2003 with: (i) the SEC and (ii) any other Governmental Entity (other than any Tax authority, which is covered by Section 3.10) and have paid all fees and assessments due and payable in connection therewith, except in each case under clause (ii) where the failure to file such report, registration, schedule, form, statement or other document, or to pay such fees and assessments, would not, individually or in the aggregate, have a Material Adverse Effect on the Company.  No Company SEC Report, as of the date of such Company SEC Report, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading.  Since August 8, 2003, as of their respective dates, all Company SEC Reports complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations thereunder with respect thereto.  Based solely upon the representations and warranties contained in this Agreement and any exhibit, certificate or schedule furnished to Local Insight pursuant hereto by the Contributors, including the Contributor Disclosure Schedule, such representations and warranties, taken as a whole, do not contain any untrue statement of a material fact, or omit to state any material fact necessary to make the statements or facts contained therein not materially misleading.

3.6

Financial Statements

(a)

The Company has previously made available to Local Insight copies of the Company Audited Financial Statements and the Company Unaudited Financial Statements.  The

consolidated balance sheets of the Company (including the related notes, where applicable) included in the Company Financial Statements present fairly in all material respects the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof, and the other financial statements included in the Company Financial Statements (including the related notes, where applicable) present fairly in all material respects the consolidated results of the operations, cash flows and statements of member’s capital (deficit) of the Company and the Company Subsidiaries for the respective periods therein set forth, subject in the case of the Company Unaudited Financial Statements to normal year-end audit adjustments.  Each of the Company Financial Statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto.

(b)

CBD Investor does not prepare any independent financial statements and any financial statements for CBD Investor would consist only of a consolidation of the financial statements of the Company and the Company Subsidiaries based on its ownership of CBD Investor Securities.

(c)

Neither CBD Investor, the Company nor any Company Subsidiary has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due and including any off-balance sheet arrangements, loans, financings, Indebtedness, make-whole or similar liabilities or obligations) that would be required, in accordance with GAAP, to be disclosed in its balance sheet (rather than the notes thereto), except, in the case of the Company or any Company Subsidiary, for: (i) those liabilities that are reflected on the face of the Company Latest Balance Sheet and (ii) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Company Latest Balance Sheet (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, violation of law or environmental liability) ..

3.7

Brokers’ Fees

.  Neither CBD Investor, the Company nor any Company Subsidiary, nor any of their respective officers, directors or Affiliates has employed any broker or finder, incurred or will incur any liability for any broker’s fee, commission, finder’s fee or similar payment in connection with the transactions contemplated by this Agreement, other than Merrill Lynch & Co. (“Company Financial Advisor”), which firm has been retained by the Contributors pursuant to an engagement letter dated December 5, 2006.

3.8

Absence of Certain Changes or Events

(a)

Other than as a result of the consummation of the transactions contemplated by this Agreement, since the date of the Company Latest Balance Sheet, no event has occurred that has had, individually or in the aggregate, a Material Adverse Effect on CBD Investor or the Company.

(b)

Since the date of the Company Latest Balance Sheet through the date hereof, the Company and the Company Subsidiaries have carried on their respective businesses in the ordinary and usual course substantially consistent with past practice and have not taken any action or failed to take any action that would have resulted in a breach of Section 6.2 had such Section been in effect since the date of the Company Latest Balance Sheet.

3.9

Legal Proceedings

(a)

There is no Order or Action pending or, to the Knowledge of the Contributors, threatened, against CBD Investor, the Company or any Company Subsidiary that questions the validity of this Agreement or which seeks to enjoin or materially delay or impair the ability of the Contributors or the Company to consummate the transactions contemplated hereby.

(b)

There is no Order or Action pending or, to the Knowledge of the Contributors, threatened, to which the Company or any Company Subsidiary is a party which: (i) solely with respect to Actions, involves a prayer for relief in excess of $500,000 or (ii) individually or in the aggregate, would have a Material Adverse Effect on the Company.

3.10

Taxes and Tax Returns

.  Except as would not, individually or in the aggregate, have a Material Adverse Effect on CBD Investor or the Company and except as set forth on Section 3.10 of the Contributor Disclosure Schedule:

(a)

Each of CBD Investor, the Company and each Company Subsidiary have duly and timely filed all Tax Returns required to be filed by it on or prior to the date of this Agreement, taking into account any extensions of time within which to file such Tax Returns, and have paid all Taxes required to be paid by it, other than Taxes that are not yet due or that are being contested in good faith in appropriate proceedings and which are fully reflected on the Company Latest Balance Sheet or the books and records of CBD Investor. All such Tax Returns are true, accurate and complete in all material respects.  There are no Liens for Taxes on any assets of CBD Investor, the Company or the Company Subsidiaries, other than Liens for Taxes that are not yet due and payable which are fully reflected on the Company Latest Balance Sheet or the books and records of CBD Investor.

(b)

There are no outstanding agreements with any Tax authority or waivers extending the statute of limitations for any period with respect to any material Tax to which CBD Investor, the Company or any Company Subsidiary may be subject. No Tax audits, examinations or administrative or judicial proceedings with respect to CBD Investor, the Company or any Company Subsidiary are pending or proposed in writing by any taxing authority. No deficiency for any Tax has been asserted or assessed by any taxing authority against CBD Investor, the Company or any Company Subsidiary, except for deficiencies that have been fully paid or are being contested in good faith in appropriate proceedings.

(c)

CBD Investor, the Company and each Company Subsidiary have provided adequate reserves in their financial statements for any Taxes that have not been paid as of the dates of such financial statements.  None of CBD Investor, the Company, nore any Company Subsidiary has any transferee liability.

(d)

None of CBD Investor, the Company nor any Company Subsidiary is a party to or bound by any Tax sharing, allocation or indemnification agreement or arrangement.

(e)

None of CBD Investor, the Company nor any Company Subsidiary has received written notice from any Tax authority in a jurisdiction in which such entity does not file a Tax Return that such entity is or may be subject to taxation in that jurisdiction.

(f)

Except as set forth on the Contributor Disclosure Schedule, none of CBD Investor, the Company nor any Company Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date (except consistent with its treatment of such items in Tax Returns for prior periods) as a result of: (i) any change in method of accounting; (ii) any written agreement with a Tax authority relating to Taxes; (iii) any installment sale or open transaction disposition or inter-company transaction made on or prior to the Closing Date; or (iv) the completed contract method of accounting or other method of accounting applicable to long-term contracts (or any comparable provisions of state, local or foreign law).

(g)

The Company and each Company Subsidiary have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, former employee, independent contractor, creditor, stockholder, Affiliate, customer, supplier or other third party.

(h)

Neither the Company nor any of the Company Subsidiaries has at any time engaged in  any tax shelter, listed transaction or reportable transaction within the meaning of Section 6011, Section 6111 or Section 6112 of the Code and the Treasury Regulations thereunder, or in any transaction that would be considered a tax shelter under comparable provisions of state Tax law.

3.11

Employees

(a)

Section 3.11(a) of the Contributor Disclosure Schedule identifies each Company Employee, together with each such Employee’s title or job position, compensation and employment status.

(b)

 (A) The Company and each Company Subsidiary: (i) since January 1, 2003 has been in material compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety and health and the payment and withholding of Taxes and other sums as required by the appropriate Governmental Entity; (ii) have withheld and paid to the appropriate Governmental Entity or are holding for payment not yet due to such Governmental Entity all amounts required to be withheld from the Company Employees; and (iii) are not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing, (B) the Company and each Company Subsidiary have paid in full to all Company Employees or adequately accrued for in accordance with GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such Company Employees and there is no claim with respect to the payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Entity with respect to any persons currently or formerly employed by the Company or any Company Subsidiary, (C) neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, any consent decree with any Governmental Entity relating to any Company Employee or the Company’s employment practices, (D) there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or, to the Knowledge of the Contributors, threatened with respect to the Company or any Company Subsidiary, and (E) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or, to the Knowledge of the Contributors, threatened before the United States Equal Employment Opportunity Commission or any other Governmental Entity in any jurisdiction in which the Company or any Company Subsidiary has employed or employs any employee.

(c)

Neither the Company nor any Company Subsidiary has engaged in, or is engaged in, any unfair labor practice. No unfair labor practice compliant, grievance or arbitration proceeding is pending or, to the Knowledge of the Contributors, threatened against the Company or any Company Subsidiary.

(d)

Neither the Company nor any Company Subsidiary is a party to or otherwise bound by a collective bargaining or other labor union contract. As of the date hereof, there are not any organizational campaigns, petitions or other activities or proceedings of any labor union to organize any Company Employees. There is no labor strike, dispute, work slowdown or stoppage or lock-out pending, or to the Knowledge of the Contributors, threatened against the Company or any Company Subsidiary.

3.12

Employee Plans

(a)

Section 3.12(a) of the Contributor Disclosure Schedule sets forth a true and complete list of each Company Benefit Plan.

(b)

The Company has previously provided to Local Insight true and complete copies of: (i) each written Company Benefit Plan; (ii) the actuarial report for each Company Benefit Plan (if applicable) for each of the last three years; (iii) the most recent determination letter from the IRS (if applicable) for each Company Benefit Plan; (iv) the current summary plan description of each Company Benefit Plan that is subject to ERISA; (v) a copy of the description of each Company Benefit Plan not subject to ERISA that is currently provided to participants in such plan; (vi) a summary of the material terms of each unwritten Company Benefit Plan; and (vii) the annual report for each Company Benefit Plan (if applicable) for each of the last three years.

(c)

(i) Except as set forth on the Contributor Disclosure Schedule, each Company Benefit Plan has been maintained, funded and administered in compliance in all material respects with its terms and applicable Law, including ERISA and the Code; (ii) each Company Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS, and there are no circumstances that would reasonably be expected to adversely affect the qualified status of any such Company Benefit Plan, and each such Company Benefit Plan has been timely amended for the legislation commonly known as “GUST” and “EGTRRA” and has been submitted to the IRS for a determination letter on the GUST legislation within  the applicable remedial amendment period; (iii) none of the Company, any Company Subsidiary, or any other Company ERISA Affiliate maintains, sponsors, contributes to, or has any current or potential liability or obligation under (or with respect to) (A) any “defined benefit plan” (as defined in Section 3(35) of ERISA),  (B) any “multiemployer plan” (as defined in Section 3(37) of ERISA), (C) any benefit plan, program, agreement, or arrangement that provides for post-retirement or  post-termination medical, life insurance or other welfare-type benefits other than as described in Section 3.12(d) of the Contributor Disclosure Schedule, (D) any “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA, or (E) “multiple employer plan” within the meaning of Section 210 of ERISA or Section 413(c) of the Code; (iv) no liability under Title IV of ERISA has been incurred by a Company ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a risk to the Company, the Company Subsidiaries or any other Company ERISA Affiliate of incurring a liability thereunder;  (v)  none of the Company, any Company Subsidiary or, to the Knowledge of the Contributors, any other Person, including any fiduciary, has engaged in a transaction or taken or failed to take any action in connection with which the Company, the Company Subsidiaries or any Company Benefit Plan would reasonably be expected to be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material Tax imposed pursuant to Section 4975 or 4976 of the Code;  (vi) there are no pending, or, to the Knowledge of the Contributors, threatened or anticipated claims (other than routine claims for benefits), audits, investigations, proceedings, or suits by, on behalf of or against any of the Company Benefit Plans; (vii) all payments, premiums, contributions, distributions, reimbursements or other amounts required to be paid by the Company or the Company Subsidiaries for all periods ending prior to or as of the Closing Date with respect to each Company Benefit Plan have been made  or properly accrued; (viii) the Company, the Company Subsidiaries and the other Company ERISA Affiliates have complied and are in compliance in all material respects with COBRA; (ix) the Company and the Company Subsidiaries have no current or potential obligation or liability by reason of being treated as a single employer under Section 414 of the Code with any Person other than the Company and the Company Subsidiaries; (x) each Company Benefit Plan that constitutes a nonqualified deferred compensation plan for purposes of Section 409A of the Code has been operated in good faith compliance with Section 409A of the Code and all applicable IRS guidance thereunder; and (xi) the Company and the Company Subsidiaries have, for purposes of each Company Benefit Plan, correctly classified those individuals performing services for the Company and the Company Subsidiaries as common law employees, leased employees, independent contractors or agents.

(d)

Except as described in Section 3.12(d) of the Contributor Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (either alone or in conjunction with any other event): (i) result in the Company or any of the Company Subsidiaries being liable for any payment or benefit (including non-deductible remuneration (as described in Section 162(m) of the Code) severance, retention, stay-put, change of control, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), tax gross-up, forgiveness of indebtedness or otherwise) becoming due to any  Person from the Company or any of the Company Subsidiaries under any Company Benefit Plan or otherwise; (ii) increase any amounts or benefits otherwise payable or due to any Person under any Company Benefit Plan or otherwise; or (iii) result in any acceleration of the time of payment or vesting of, or any requirement to fund or secure, any amounts or benefits or result in any breach of or default under any Company Benefit Plan.

3.13

Internal Controls

.  Except as described in Section 3.13 of the Contributor Disclosure Schedule, the Company and the Company Subsidiaries have designed and maintained a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting.  The Company: (i) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and (ii) has disclosed to Local Insight, the Company’s auditors and the audit committee of the Company’s board or directors (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other Company Employees who have a significant role in the Company’s internal controls over financial reporting.  Neither the Company nor any Company Subsidiary has received any complaint, allegation, assertion or claim in writing regarding the accounting practices, procedures, methodologies or methods of the Company or any Company Subsidiary or the internal accounting controls of any of them.  Neither the Company nor any Company Subsidiary has identified any significant deficiency or material weaknesses in the design or operation of internal controls over financial reporting.

3.14

Compliance with Laws; Licenses

.  Since January 1, 2003, the business of CBD Investor, the Company and each Company Subsidiary has been conducted in compliance with all Laws, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company.  Each of CBD Investor, the Company and each Company Subsidiary is in possession of all Licenses necessary for it to own, lease and operate its properties or to carry on its business as it is now and as presently contemplated as being conducted, except where the failure to have, or the suspension or cancellation of, any such License would not, individually or in the aggregate, have a Material Adverse Effect on CBD Investor or the Company.  As of the date of this Agreement, no suspension or cancellation of any such License is pending or, to the Knowledge of the Contributors, threatened, except where the failure to have, or the suspension or cancellation of, any such License would not, individually or in the aggregate, have a Material Adverse Effect on CBD Investor or the Company.  Neither CBD Investor, nor the Company nor any Company Subsidiary is in conflict with, in default under, or breach or violation of any such License, except for any such conflicts, defaults, breaches or violations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.  Since January 1, 2003, neither the Company nor any Company Subsidiary has received any written notice from a Governmental Authority that alleges that the Company or a Company Subsidiary is not in compliance, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

3.15

Company Material Contracts

(a)

Section 3.15(a) of the Contributor Disclosure Schedule contains a list, as of the date hereof, of each binding written or oral agreement, license, arrangement, note, bond, mortgage, commitment, indemnity, indenture or lease (each, a “Company Material Contract”) to which Company or any Company Subsidiary is a party:

(i)

that involves payment or other obligations due to be paid by or to the Company or by or to any Company Subsidiary aggregating more than $500,000 in any calendar year;

(ii)

that relates to the lease of real property;

(iii)

that involves any Intellectual Property (other than Excluded Software);

(iv)

that creates a partnership, joint venture or limited liability company;

(v)

that involves any capital expenditure or commitment with respect thereto in excess of $500,000;

(vi)

that (A) creates, incurs, assumes or guarantees any Indebtedness (other than pursuant to lease obligations), (B) grants a Lien on its assets, whether tangible or intangible, to secure such Indebtedness, or (C) extends credit or advances funds to any Person (other than to customers of Company or any Company Subsidiary in the ordinary course of business), in each case, in excess of $500,000, individually or in the aggregate;

(vii)

that materially limits or restricts the ability of Company or any Company Subsidiary to compete in, or otherwise to conduct its business;

(viii)

that involves the purchase or sale of any business, corporation, partnership, joint venture, association or other business organization or any division, operating unit or product line thereof or any other material assets;

(ix)

that involves any guarantee, indemnification obligation or similar commitment with respect to the obligations or liabilities of any other Person, in an aggregate amount in excess of $500,000;

(x)

that relates to management services or to the employment of any officer, employee or other Person on a full-time or consulting basis;

(xi)

that provides for severance, termination or employment or similar payments, including upon a change of control of the Company or any Company Subsidiary;

(xii)

that is between Company or any Company Subsidiary (on the one hand) and any holder of Company Units;

(xiii)

that is relating to the mortgaging or pledging any material property or group of material properties of the Company and any of the Company Subsidiaries;

(xiv)

that involves that leasing, holding or operating of any personal property;

(xv)

that is between the Company or any of the Company Subsidiaries and any agent and sales representative or that is relating to the marketing, printing, publishing or advertising of the Company’s or any of the Company Subsidiaries’ products or services;

(xvi)

that creates a power of attorney or other similar grant of agency;

(xvii)

that involves a settlement pursuant to which the Company or any of the Company Subsidiaries will be required to pay, as of or after the date of this Agreement, consideration in excess of $500,000; or

(xviii)

that is a “material contract” (as such term is defined in Item 601(b)(10) of SEC Regulation S-K).

(b)

True and complete copies of all Company Material Contracts, including all amendments, extension, renewals, guaranties waivers and modifications thereto (and, in the case of any oral leases, a written summary of the material terms of such lease), have been made available to Local Insight.

(c)

 (i) Each Company Material Contract is valid and binding on, and enforceable by, the Company or the relevant Company Subsidiary, as applicable, and is in full force and effect; (ii) the Company and each Company Subsidiary has performed all material obligations required to be performed by it to date under each Company Material Contract; (iii) neither the Company nor any Company Subsidiary has received written notice of, any breach or violation of, or default under, any Company Material Contract; (iv) no event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of the Company or any Company Subsidiary under any Company Material Contract; (v) to the Knowledge of the Contributors, no other party to any Company Material Contract is in material breach or default thereunder; and (vi) none of the Company Material Contracts will terminate or be rescinded, or give rise to such right, or cease to be valid and enforceable agreements of the Company or a Company Subsidiary, as applicable, by reason of the execution, delivery and performance of this Agreement or by any ancillary agreements executed in connection with this Agreement or the consummation of the transactions contemplated hereby or thereby.

(d)

CBD Investor is not a party to any binding written or oral agreement, license, arrangement, note, bond, mortgage, commitment, indemnity, indenture or lease other than as described in Section 3.15(d) of the Contribution Disclosure Schedule.

3.16

Agreements with Governmental Agencies

.  Neither the Company nor any Company Subsidiary is subject to any material cease-and-desist or other material order or enforcement action issued by, or is a party to any material written agreement, consent agreement or memorandum of understanding with, or is a party to any material commitment letter or similar undertaking to, or is subject to any material order or directive by, or has been ordered to pay any material civil money penalty by, any Governmental Entity (other than a Tax authority, which is covered by Section 3.10) (each item in this sentence, whether or not set forth in the Contributor Disclosure Schedule, being referred to as a “Company Regulatory Agreement”), nor has the Company or

any Company Subsidiary been advised in writing since January 1, 2005 by any Governmental Entity that it is considering issuing, initiating, ordering or requesting any Company Regulatory Agreement.

3.17

Environmental Liability

.  The Company and the Company Subsidiaries have complied and are in compliance in all material respects with all Environmental Laws, including without limitation all Licenses required under Environmental Law.  Neither the Company nor any Company Subsidiary is subject to or has received any written notice of any pending or threatened Action, Order or other claim regarding any material violation of or material liabilities arising under any Environmental Laws.  Neither the Company nor any Company Subsidiary has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, released or exposed any person to any substance, including without limitation any hazardous substance, as would give rise to material liabilities or obligations pursuant to CERCLA or any other Environmental Laws.  The Company has provided Local Insight with all environmental reports and other material environmental documents that are in its possession or reasonable control.

3.18

Real Property

(a)

Neither the Company nor any Company Subsidiary owns any real property.

(b)

Section 3.18(b) of the Contributor Disclosure Schedule lists by address each parcel of Company Leased Property and any guaranty given by the Company or any Company Subsidiary in connection therewith. The Company or one of the Company Subsidiaries has a valid leasehold interest in each of the Company Leased Properties, free and clear of all Liens (other than Permitted Liens). The Company or one of the Company Subsidiaries has the right to the use and occupancy of the Company Leased Properties, subject to: (i) the terms of the applicable leases and subleases relating thereto and (ii) Permitted Liens.  The Company’s or Company Subsidiary’s possession and quiet enjoyment of the Company Leased Property has not been disturbed and to the Contributor’s Knowledge, there are no disputes with respect to such Company Leased Property.  No security deposit or portion thereof deposited with respect to such Company Leased Property has been applied in respect of a breach or default under any lease which has not been redeposited in full.  The other party to any lease for such Company Leased Property is not an affiliate of, and otherwise does not have any economic interest in, the Company or any Company Subsidiary.  Neither the Company nor any of the Company Subsidiaries has subleased, licensed, mortgaged or otherwise granted any Person the right to use or occupy such Company Leased Property or any portion thereof.  The Company Leased Property comprise all of the real property used or intended to be used in, or otherwise related to, the business of the Company or the Company Subsidiaries.

3.19

Personal Property

.  Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, the Company or one of the Company Subsidiaries has good and marketable title to, or a valid leasehold interest in, each item of tangible personal property that is used, directly or indirectly, in connection with the conduct of the business of the Company and the Company Subsidiaries, free and clear of all Liens (other than Permitted Liens).

3.20

Company Intellectual Property

(a)

Section 3.20(a) of the Contributor Disclosure Schedule lists all Company Intellectual Property owned by the Company or any Company Subsidiary that is the subject of any issuance, registration, or application for registration or patent with any Governmental Entity.  The Company Intellectual Property and the Company-Licensed Third Party Intellectual Property constitutes all Intellectual Property necessary for or used in the operation of the business of the Company and the Company Subsidiaries.  Except as disclosed in Section 3.20(a) of the Contributor Disclosure Schedule, with respect to each item of Company Intellectual Property: the Company or a Company Subsidiary is the sole owner thereof and possesses all right, title and interest in and to such item of Company Intellectual Property, free and clear of any Liens other than Permitted Liens.  To the Knowledge of the Contributors, the Company Intellectual Property set forth on Section 3.20(a) of the Contributor Disclosure Schedule is valid, subsisting and enforceable.  The Company has taken all actions necessary or commercially reasonable to maintain and protect the material Company Intellectual Property owned by the Company or any Company Subsidiary.

(b)

Except as disclosed in Section 3.20(b) of the Contributor Disclosure Schedule, (i) there are no Actions against the Company or a Company Subsidiary that were made in the last six (6) years or are presently pending challenging the validity, enforceability, use or ownership of, or the right to register, any item of Intellectual Property owned by the Company, or to the Knowledge of the Company, licensed to the Company or the Company Subsidiaries and, to the Knowledge of the Contributors, there is no reasonable basis for the foregoing, and (ii) to the Knowledge of the Contributors, neither the Company nor any Company Subsidiary, or their use of the Company Intellectual Property, is infringing or misappropriating any Intellectual Property rights of any third party in connection with the operation of the business of the Company and the Company Subsidiaries. Except as disclosed in Section 3.20(b) of the Contributor Disclosure Schedule, neither the Company nor any Company Subsidiary has received any written charge, complaint, claim, demand or notice during the past six (6) years (or earlier, if not resolved) alleging any such infringement or misappropriation. To the Knowledge of the Contributors, except as disclosed in Section 3.20(b) of the Contributor Disclosure Schedule, during the past six (6) years (or earlier, if not resolved) no third party has infringed upon or misappropriated any Company Intellectual Property rights.  All of the Company Intellectual Property and the Company Systems shall be owned or available for use by the Company immediately after the Closing on terms and conditions substantially similar to those under which the Company owned or used the Company Intellectual Property and the Company Systems immediately prior to the Closing.  The Company Intellectual Property is not subject to any outstanding Order restricting the use thereof.

(c)

Section 3.20(c) of the Contributor Disclosure Schedule lists all Company-Licensed Third Party Intellectual Property, other than Excluded Software licensed by the Company or a Company Subsidiary, and the Company and the Company Subsidiaries have valid and enforceable rights or licenses to use all of the Company-Licensed Third Party Intellectual Property listed thereon.  To the Knowledge of the Contributors, the owners of the Company-Licensed Third Party Intellectual Property have taken all actions necessary or commercially reasonable to maintain and protect the Company-Licensed Third Party Intellectual Property.

(d)

The Company or a Company Subsidiary owns all Intellectual Property created by any current or former employee or independent contract of the Company or a Company Subsidiary in the course of his or her engagement with the Company or the Company Subsidiary, as applicable.

(e)

The computer systems, including the software, firmware, hardware, networks, and interfaces owned by or used in the operation of the business of the Company and the Company Subsidiaries (collectively, “Company Systems”) are sufficient for the immediate needs of the Company and the Company Subsidiaries.  In the last twelve (12) months, the Company Systems have not experienced any material disruption, interruption or outage.

(f)

The Company’s and each Company Subsidiary’s collection, use, dissemination and transfer of any data and other information concerning customers, including users of their web sites, is in material compliance with all applicable privacy policies, terms of use and Laws.  The transactions contemplated hereby will not violate any privacy policy, terms of use or Laws concerning the collection, use, dissemination or transfer of such data or other information.

3.21

Insurance

.  Section 3.21 of the Contributor Disclosure Schedule contains a list of all policies of fire, liability, workers’ compensation, property, casualty and other forms of insurance owned or held by the Company or any of the Company Subsidiaries as of the date of this Agreement, the premium payable with respect to each such policy, the name of the insurer for each such policy, and each such policy’s termination date.  All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing will have been paid, and no notice of cancellation or termination has been received by the Company or any Company Subsidiary (as applicable) with respect to any such policy.

3.22

Corporate Records

.  The corporate minute books of the Company and the Company Subsidiaries contain minutes of all meetings and resolutions of the directors and shareholders held, except for those minutes, which are not yet finalized.  Local Insight has been provided with complete and correct copies of the minutes of all such meetings (or, in the case of minutes that have not been finalized, drafts thereof).

3.23

Affiliate Transactions

.  There are no transactions, contracts, arrangements, commitments or understandings between the Company or any Company Subsidiary, on the one hand, and any of the Company’s or the Contributor’s Affiliates (other than wholly owned Company Subsidiaries), on the other hand, that would be required to be disclosed by the Company under Item 404 of Regulation S-K under the Securities Act (“Company S-K 404 Arrangements”).

3.24

Anti-Corruption Laws

.  Neither Company or any Company Subsidiary or any representative of the Company or Company Subsidiary has corruptly or illegally offered or given, and, to the Knowledge of Contributors, no Person has otherwise corruptly or illegally offered or given on behalf of Company or Company Subsidiary, anything of value to:  (i) any official of a Governmental Authority, any political party or official thereof, or any candidate for political office; (ii) any member of any Governmental Authority; or (iii) any other Person, in any such case while knowing, or having reason to know, that all or a portion of such money or thing of value may be offered, given or promised, directly or indirectly, to any official or employee of a Governmental Authority or candidate for political office for the purpose of the following:  (x) influencing any action or decision of such Person, in his or her official capacity, including a decision to fail to perform his or her official function; (y) inducing such Person to use his or her influence with any Governmental Authority to affect or influence any act or decision of such Governmental Authority to assist the Company or a Company Subsidiary in obtaining or retaining business for, or with, any Governmental Authority; or (z) where such payment would constitute a bribe, kickback or illegal or improper payment to assist the Company or a Company Subsidiary in obtaining or retaining business for, or with, or directing business to, any Person.  There have been no false or fictitious entries made in the books or records of the Company or any Company Subsidiary relating to any illegal payment or secret or unrecorded fund and none of Company and Company Subsidiaries has established or maintained a secret or unrecorded fund.  To the Knowledge of the Contributors, no equity interests in either Company, any Company Subsidiary or Affiliates thereof have been issued in exchange for the provision of any official benefit of the type set forth in clauses (x), (y) or (z) above.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS

4.1

Representations and Warranties of CBD Investor Stockholders

.  Each CBD Investor Stockholder represents and warrants (severally and not jointly with respect to Sections 4.1(a)  through (h) and on a joint and several basis with respect to Section 4.1(i) and (j) to Local Insight as follows:

(a)

Such CBD Investor Stockholder is a limited partnership duly formed, validly existing and in good standing under the laws of its jurisdiction of formation.

(b)

Such CBD Investor Stockholder owns, beneficially and of record, the CBD Investor Securities set forth opposite such CBD Investor Stockholder’s name on Schedule 2.1 attached hereto, free and clear of any Lien and free of any restriction on the right to vote, sell or otherwise dispose of such CBD Investor Securities (other than restrictions under applicable securities Laws).

(c)

Such CBD Investor Stockholder has full requisite power and authority to execute, deliver and perform this Agreement and each other agreement to be executed and delivered by it at the Closing and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance of this Agreement and each other agreement to be executed and delivered by such CBD Investor Stockholder at the Closing, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by all necessary actions on the part of such CBD Investor Stockholder.  No other corporate proceedings on the part of such CBD Investor Stockholder are necessary to approve or adopt this Agreement or to consummate the transactions contemplated hereby.

(d)

This Agreement has been duly and validly executed and delivered by such CBD Investor Stockholder and (assuming due authorization, execution and delivery by the other parties hereto) constitutes the valid and binding obligation of such CBD Investor Stockholder, enforceable against it in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).  Each other agreement to be executed and delivered by such CBD Investor Stockholder, when duly executed and delivered by such CBD Investor Stockholder, will (assuming due authorization, execution and delivery by the other parties hereto) constitute the valid and binding obligation of such CBD Investor Stockholder, enforceable against it in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

(e)

Neither the execution, delivery and performance of this Agreement by such CBD Investor Stockholder nor the consummation by such party of the transactions contemplated hereby, nor compliance by such CBD Investor Stockholder with any of the terms or provisions of this Agreement, will: (i) violate any provision of such Contributor’s Governing Documents, or (ii) assuming that the consents, approvals and filings referred to in Section 4.1(f) are duly obtained and/or made, violate any Order or any Law applicable to such CBD Investor Stockholder.

(f)

Except for: (i) any notices or filings under the HSR Act; (ii) such filings and approvals as are required to be made or obtained under the Securities Act or the securities or “Blue Sky” laws of various states in connection with the issuance of Local Insight Membership Interests pursuant to this Agreement; and (iii) the consents or approvals listed in Section 4.1(f) of the Contributor Disclosure Schedule, no consents or approvals of, or filings or registrations with, any Governmental Entity or other Person are necessary in connection with (A) the execution and delivery by either such CBD Investor Stockholder of this Agreement or (B) the consummation of the transactions contemplated hereby.

(g)

There is no Order or Action pending or threatened, against such CBD Investor Stockholder that questions the validity of this Agreement or which seeks to enjoin or materially delay or impair the ability of such CBD Investor Stockholder to affect the consummation of the transactions contemplated hereby.

(h)

Neither such CBD Investor Stockholder nor any of its officers, directors or Affiliates has employed any broker or finder, incurred or will incur any liability for any broker’s fee, commission, finder’s fee or similar payment in connection with the transactions contemplated by this Agreement.

(i)

CBD Investor is a holding corporation that was formed solely for the purpose of holding the Company Class A Units and Company Class B Units.  CBD Investor does not conduct any other business or operations other than holding the Company Class A Units and Class B Company Units  and does not have any employees or other operations.  Except for: (i) its ownership of Company Class A Units and Company Class B Units and (ii) its indirect ownership, through the Company, of limited liability company interests, capital stock or other equity interests of the Company Subsidiaries, CBD Investor does not beneficially own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person.

(j)

The authorized capital of CBD Investor consists of 1,000,000 shares of common stock, par value $0.001 per share, of which 1,000,000 shares are issued and outstanding. All the issued and outstanding CBD Investor Securities: (i) have been duly authorized and validly issued; (ii) are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof; (iii) are owned, beneficially and of record, by such CBD Investor Stockholders in the amounts set forth in Schedule 2.1; and (iv) have been offered, issued, sold and delivered by CBD Investor in compliance with applicable federal and state securities Laws.  Except as set forth in Schedule 2.1, there are no other authorized or outstanding equity securities of CBD Investor.  CBD Investor does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments, preemptive rights, redemption obligations or agreements of any character calling for the purchase, issuance or registration of any CBD Investor Securities, any other equity interests of CBD Investor or any securities representing the right to purchase, redeem or otherwise receive any CBD Investor Securities or other equity interests of CBD Investor.

(k)

The CBD Investor Stockholders acknowledge and agree that the aggregate principal amount, interest and any other fees owed to the CBD Investor Stockholders by CBD Investor pursuant to six Notes issued by CBD Investor to the CBD Investor Stockholders dated July 30, 2003 and one Note issued by CBD Investor to Spectrum Equity Investors Parallel IV, L.P. dated June 23, 2003 has been paid in full and all notes evidencing such indebtedness have been cancelled.

4.2

Representations and Warranties of CBIH

.  CBIH represents and warrants to Local Insight as follows:

(a)

CBIH is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio.

(b)

CBIH owns, beneficially and of record, 12,925 Company Class A Units and 2,094 Company Class B Units, free and clear of any Lien.

(c)

CBIH has full corporate power and authority to execute, deliver and perform this Agreement and each other agreement to be executed and delivered by it at the Closing and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance of this Agreement and each other agreement to be executed and delivered by CBIH at the Closing, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by all necessary actions on the part of CBIH.  No other corporate proceedings on the part of CBIH are necessary to approve or adopt this Agreement or to consummate the transactions contemplated hereby.

(d)

This Agreement has been duly and validly executed and delivered by CBIH and (assuming due authorization, execution and delivery by the other parties hereto) constitutes the valid and binding obligation of CBIH, enforceable against it in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).  Each other agreement to be executed and delivered by CBIH, when duly executed and delivered by CBIH, will (assuming due authorization, execution and delivery by the other parties hereto) constitute the valid and binding obligation of CBIH, enforceable against it in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

(e)

Neither the execution, delivery and performance of this Agreement by CBIH nor the consummation by such party of the transactions contemplated hereby, nor compliance by CBIH with any of the terms or provisions of this Agreement, will: (A) violate any provision of CBIH’s Governing Documents, or (B) assuming that the consents, approvals and filings referred to in Section 4.2(e) are duly obtained and/or made, violate any Order or any Law applicable to CBIH.

(f)

Except for: (i) any notices or filings under the HSR Act; (ii) such filings and approvals as are required to be made or obtained under the Securities Act or the securities or “Blue Sky” laws of various states in connection with the issuance of Local Insight Membership Interests pursuant to this Agreement; and (iii) the consents or approvals listed in Section 4.2(f) of the Contributor Disclosure Schedule, no consents or approvals of, or filings or registrations with, any Governmental Entity or other Person are necessary in connection with (A) the execution and delivery by CBIH of this Agreement or (B) the consummation of the transactions contemplated hereby.

(g)

There is no Order or Action pending or threatened, against CBIH that questions the validity of this Agreement or which seeks to enjoin or materially delay or impair the ability of CBIH to affect the consummation of the transactions contemplated hereby.

(h)

Neither CBIH nor any of its officers, directors or Affiliates has employed any broker or finder, incurred or will incur any liability for any broker’s fee, commission, finder’s fee or similar payment in connection with the transactions contemplated by this Agreement.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF LOCAL INSIGHT

Local Insight represents and warrants to the Contributors as follows:

5.1

Corporate Organization

(a)

Local Insight is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.  Local Insight: (i) has all requisite power and authority to own, lease, license and operate its properties and assets and to carry on its business as it is being conducted on the date hereof and (ii) is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a Material Adverse Effect on Local Insight.

(b)

True and complete copies of the Governing Documents in effect as of the date of this Agreement of Local Insight and each Local Insight Subsidiary have previously been made available to the Contributors.

5.2

Capitalization; Subsidiaries

(a)

Section 5.2(a) of the Local Insight Disclosure Schedule sets forth the authorized and the issued and outstanding Local Insight Membership Interests, and the names and addresses of the owners thereof and their respective Local Insight Membership Interest Percentages are described therein.  All the issued and outstanding Local Insight Membership Interests: (i) have been duly authorized and validly issued; (ii) are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof; (iii) are owned, beneficially and of record, by the Persons whose names and addresses are set forth in Section 5.2(a) of the Local Insight Disclosure Schedule in the amounts described therein; (iv) have been offered, issued, sold and delivered by Local Insight in compliance with applicable federal and state securities Laws; and (v) are owned and free and clear of any Liens, restrictions on the right to vote, sell or otherwise dispose of such Local Insight Membership Interests (other than restrictions under applicable securities Laws).

(b)

Except pursuant to this Agreement and as set forth in Section 5.2(b) of the Local Insight Disclosure Schedule, (i) there are no other authorized or outstanding equity securities of Local Insight and (ii) Local Insight does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments, preemptive rights, redemption obligations or agreements of any character calling for the purchase, issuance or registration of any Local Insight Membership Interests, any other equity interests of Local Insight or any securities representing the right to purchase or otherwise receive any Local Insight Membership Interests or other equity interests of Local Insight.  Section 5.2(b) of the Local Insight Disclosure Schedule sets forth the following information with respect to each Local Insight Option outstanding as of the date of this Agreement: (i) the name of the recipient; (ii) the Local Insight Membership Interest Percentage subject to each such Local Insight Option; (iii) the exercise price; (iv) the date of grant; and (v) the applicable vesting schedule.

(c)

No Local Insight Voting Debt is issued or outstanding.

(d)

Section 5.2(d) of the Local Insight Disclosure Schedule identifies: (i) each Local Insight Subsidiary; (ii) each Local Insight Subsidiary’s jurisdiction of incorporation or formation; and (iii) the total number of authorized and outstanding and issued securities of each Local Insight Subsidiary and the percentage of each such Local Insight Subsidiary’s capital stock or other equity interests that are owned by Local Insight or any Local Insight Subsidiary.  Except as set forth in Section 5.2(d), there are no other authorized or outstanding equity securities of any Local Insight Subsidiary.  Each Local Insight Subsidiary: (i) is duly organized, validly existing and in good standing under the laws of the state of its organization; (ii) has all requisite power and authority to own, lease, license and operate its properties and assets and to carry on its business as it is being currently conducted on the date hereof; and (iii) is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except for such variances from the matters set forth in clauses (ii) and (iii) as would not, individually or in the aggregate, have a Material Adverse Effect on Local Insight.

(e)

Except as set forth in Section 5.2(e) of the Local Insight Disclosure Schedule, all the shares of capital stock or other equity ownership interests of each Local Insight Subsidiary owned by Local Insight: (i) are owned by Local Insight, directly or indirectly, free and clear of any Liens, and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity ownership interest (other than restrictions under applicable securities Laws); (ii) are duly authorized and validly issued; (iii) are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof; and (iv) have been offered, issued, sold and delivered by Local Insight in compliance with applicable federal and state securities Laws.  Except as set forth in Section 5.2(e) of the Local Insight Disclosure Schedule, no Local Insight Subsidiary is bound by any outstanding subscriptions, options, warrants, calls, commitments, preemptive rights, redemption obligations or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Local Insight Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Local Insight Subsidiary.  Except for the capital stock or other equity ownership interests of the Local Insight Subsidiaries owned by Local Insight, Local Insight does not beneficially own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person.

5.3

Authority; No Violation

(a)

Local Insight has full limited liability company power and authority to execute, deliver and perform this Agreement and each other agreement to be executed and delivered by it at the Closing and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by Local Insight of its obligations under this Agreement and each other agreement to be executed and delivered by it at the Closing, and the consummation the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by all necessary actions on the part of Local Insight.  No other corporate proceedings on the part of Local Insight are necessary to approve or adopt this Agreement or to consummate the transactions contemplated hereby.

(b)

This Agreement has been duly and validly executed and delivered by Local Insight and (assuming due authorization, execution and delivery by the other parties hereto) constitutes the valid and binding obligation of Local Insight, enforceable against Local Insight in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies).  Each other agreement to be executed and delivered by Local Insight at the Closing, when duly executed and delivered by Local Insight, will (assuming due authorization, execution and delivery by the other parties hereto) constitute the valid and binding obligation of Local Insight, enforceable against Local Insight in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

(c)

Neither the execution, delivery and performance of this Agreement by Local Insight nor the consummation by Local Insight of the transactions contemplated hereby, nor compliance by Local Insight or any Local Insight Subsidiary with any of the terms or provisions of this Agreement, will: (i) violate any Local Insight’s or any Local Insight Subsidiary’s Governing Documents or (ii)

assuming that the consents, approvals and filings referred to in Section 5.4 are duly obtained and/or made, (A) violate any Order or any Law applicable to Local Insight or any Local Insight Subsidiary or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Local Insight or any Local Insight Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Local Insight or any Local Insight Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except in the case of clause (ii), for such violations, breaches, defaults, terminations, rights of termination or cancellation, accelerations or Liens as would not, individually or in the aggregate, have a Material Adverse Effect on Local Insight.

5.4

Consents and Approvals

.  Except for: (i) any notices or filings under the HSR Act; (ii) such filings and approvals as are required to be made or obtained under the Securities Act or the securities or “Blue Sky” laws of various states in connection with the issuance of Local Insight Membership Interests pursuant to this Agreement; and (iii) the consents or approvals listed in Section 5.4 of the Local Insight Disclosure Schedule, no consents or approvals of, or filings or registrations with, any Governmental Entity or other Person are necessary in connection with (A) the execution and delivery by Local Insight of this Agreement or (B) the consummation of the transactions contemplated hereby.

5.5

Financial Statements

(a)

Local Insight has previously made copies of the Local Insight Financial Statements available to the Contributors.  The unaudited consolidated and consolidating balance sheet of Caribe Media and its Subsidiaries as of September 30, 2006 (the “Local Insight Latest Balance Sheet”) and the related unaudited consolidated and consolidating statements of operations and cash flows of Caribe Media and its Subsidiaries for the six (6)-month period ended September 30, 2006 (including in each case the related notes thereto): (i) have been prepared in accordance with GAAP consistently applied during the periods involved and present fairly in all material respects the consolidated financial position, results of operations and cash flows of Caribe Media and its Subsidiaries as of the date thereof, subject to (A) normal year-end adjustments and (B) any adjustments that may be required to finalize application of the purchase method of accounting with respect to such financial statements and (ii) have been prepared in all material respects in accordance with GAAP consistently applied during the period involved, except as indicated in such statements or in the notes thereto.

(b)

Neither Local Insight nor any Local Insight Subsidiary has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due and including any off-balance sheet loans, financings, Indebtedness, make-whole or similar liabilities or obligations) that would be required, in accordance with GAAP, to be disclosed in its balance sheet (rather than the notes thereto), except for: (i) those liabilities that are reflected on the face of the Local Insight Latest Balance Sheet; (ii) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Local Insight Latest Balance Sheet (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, violation of law or environmental liability); and (iii) the ACS Indebetedness.

5.6

Brokers’ Fees

.  Neither Local Insight nor any of their respective officers, directors or Affiliates has employed any broker or finder incurred or will incur any liability for any broker’s fee, commission or finder’s fee or similar payment in connection with the transactions contemplated by this Agreement, other than Wachovia Securities (“Local Insight Financial Advisor”), which firm has been retained by Local Insight pursuant to an engagement letter, dated October 20, 2006.

5.7

Absence of Certain Changes or Events

(a)

Since the date of the Local Insight Latest Balance Sheet, no event has occurred that has had or would have, individually or in the aggregate, a Material Adverse Effect on Local Insight.

(b)

From the date of the Local Insight Latest Balance Sheet through the date hereof, Local Insight and the Local Insight Subsidiaries have carried on their respective businesses in all material respects in the ordinary and usual course in accordance with past practice and have not taken any action or failed to take any action that would have resulted in a breach of Section 6.3 had such section been in effect since the date of the Local Insight Latest Balance Sheet, except for: (i) the ACS Acquisition and (ii) the incurrence of the ACS Indebtedness.

5.8

Legal Proceedings

(a)

There is no Order or Action pending or, to the Knowledge of Local Insight, threatened against Local Insight or any Local Insight Subsidiary that questions the validity of this Agreement or which seeks to enjoin or materially delay or impair the ability of Local Insight to consummate the transactions contemplated hereby.

(b)

Except as set forth in Section 5.8(b) of the Local Insight Disclosure Schedule, there is no Order or Action pending or, to the Knowledge of Local Insight, threatened, to which Local Insight or any Local Insight Subsidiary is a party which: (i) solely with respect to Actions, involves a prayer for relief in excess of $500,000 or (ii) individually or in the aggregate, would have a Material Adverse Effect on Local Insight.

5.9

Taxes and Tax Returns.  Except as would not, individually or in the aggregate, have a Material Adverse Effect on Local Insight and except as set forth on Section 5.9 of the Local Insight Disclosure Schedule:

(a)

Local Insight and each Local Insight Subsidiary have duly and timely filed all Tax Returns required to be filed by them on or prior to the date of this Agreement, taking into account any extensions of time within which to file such Tax Returns, and have paid all Taxes required to be paid by them, other than Taxes that are (i) not yet due or (ii) that are being contested in good faith in appropriate proceedings and which are fully reflected on the Local Insight Latest Balance Sheet. All such Tax Returns are true, accurate and complete in all material respects.  There are no Liens for Taxes on any assets of Local Insight or the Local Insight Subsidiaries, other than Liens for Taxes that are not yet due and payable which are fully reflected on the Local Insight Latest Balance Sheet.

(b)

There are no outstanding agreements with any Tax authority or waivers extending the statute of limitations for any period with respect to any material Tax to which Local Insight or any Local Insight Subsidiary may be subject. No Tax audits, examinations or administrative or judicial proceedings with respect to Local Insight or any Local Insight Subsidiary are pending or proposed in writing by any Tax authority. No deficiency for any Tax has been asserted or assessed by any taxing authority against Local Insight or any Local Insight Subsidiary, except for deficiencies that have been fully paid or are being contested in good faith in appropriate proceedings.  Neither Local Insight nor any Local Insight Subsidiary has any transferee liability.

(c)

Local Insight and each Local Insight Subsidiary have provided adequate reserves in their financial statements for any Taxes that have not been paid as of the dates of such financial statement.

(d)

Neither Local Insight nor any Local Insight Subsidiary is a party to or bound by any Tax sharing, allocation or indemnification agreement or arrangement.

(e)

Neither Local Insight nor any Local Insight Subsidiary has received written notice from any Tax authority in a jurisdiction in which such entity does not file a Tax Return that such entity is or may be subject to taxation in that jurisdiction.

(f)

Neither Local Insight nor any Local Insight Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date (except consistent with its treatment of such items in Tax Returns for prior periods) as a result of: (i) any change in method of accounting; (ii) any written agreement with a Tax authority relating to Taxes, (iii) any installment sale or open transaction disposition or inter-company transaction made on or prior to the Closing Date; or (iv) the completed contract method of accounting or other method of accounting applicable to long-term contracts (or any comparable provisions of state, local or foreign law).

(g)

Local Insight and each Local Insight Subsidiary have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, former employee, independent contractor, creditor, stockholder, Affiliate, customer, supplier or other third party.

(h)

Neither Local Insight nor any Local Insight Subsidiary has at any time engaged in any tax shelter, listed transaction or reportable transaction within the meaning of Section 6011, Section 6111 or Section 6112 of the Code and the Treasury Regulations thereunder, or in any transaction that would be considered a tax shelter under comparable provisions of state Tax law.

5.10

Employees

(a)

Section 5.10(a) of the Local Insight Disclosure Schedule identifies each Local Insight Employee with a base salary and a target annual bonus in excess of $100,000 in the aggregate for the fiscal year ending December 31, 2006, together with each such Employee’s title or job position, compensation and employment status.

(b)

Except as set forth in Section 5.10(b) of the Local Insight Disclosure Schedule, (A) Local Insight and each Local Insight Subsidiary: (i) since January 1, 2003, have been in material compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety and health and the payment and withholding of Taxes and other sums as required by the appropriate Governmental Entity; (ii) have withheld and paid to the appropriate Governmental Entity or are holding for payment not yet due to such Governmental Entity all amounts required to be withheld from the Local Insight Employees; and (iii) are not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing, (B) Local Insight and each Local Insight Subsidiary have paid in full to all Local Insight Employees or adequately accrued for in accordance with GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such Local Insight Employees and there is no claim with respect to the payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Entity with respect to any persons currently or formerly employed by Local Insight or any Local Insight Subsidiary, (C) neither Local Insight nor any Local Insight Subsidiary is a party to, or otherwise bound by, any consent decree with any Governmental Entity relating to any Local Insight Employee or Local Insight’s or any Local Insight Subsidiary’s employment practices, (D) there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or threatened with respect to Local Insight or any Local Insight Subsidiary, and (E) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before the United States Equal Employment Opportunity Commission (or the equivalent thereof) or any other Governmental Entity in any jurisdiction in which Local Insight or any Local Insight Subsidiary has employed or employs any employee.  Neither Local Insight nor any Local Insight Subsidiary has engaged in, or is engaged in, any unfair labor practice.  No unfair labor practice complaint, grievance or arbitration proceeding is pending or to the Knowledge of Local Insight, threatened against Local Insight or any Local Insight Subsidiary.

(c)

Except as set forth in Section 5.10(b) of the Local Insight Disclosure Schedule, either Local Insight nor any Local Insight Subsidiary has engaged in, or is engaged in, any unfair labor practice. No unfair labor practice compliant, grievance or arbitration proceeding is pending or, to the Knowledge of Local Insight, threatened against Local Insight or any Local Insight Subsidiary.

(d)

Neither Local Insight nor any Local Insight Subsidiary is a party to or otherwise bound by a collective bargaining or other labor union contract. As of the date hereof, there are not any organizational campaigns, petitions or other activities or proceedings of any labor union to organize any Local Insight Employees. There is no labor strike, dispute, work slowdown or stoppage or lock-out pending, or to the Knowledge of Local Insight, threatened against Local Insight or any Local Insight Subsidiary.

5.11

Employee Plans

(a)

Section 5.11(a) of the Local Insight Disclosure Schedule sets forth a true and complete list of each Local Insight Benefit Plan.

(b)

Local Insight has provided to the Company (to the extent available) true and complete copies of: (i) each written Local Insight Benefit Plan; (ii) the actuarial report for each Local Insight Benefit Plan (if applicable) for each of the last three years; (iii) the most recent determination letter from the IRS (if applicable) for each Local Insight Benefit Plan; (iv) the current summary plan description of each Local Insight Benefit Plan that is subject to ERISA; (v) a copy of the description of each Local Insight Benefit Plan not subject to ERISA that is currently provided to participants in such plan; (vi) a summary of the material terms of each unwritten Local Insight Benefit Plan; and (vii) the annual report for each Local Insight Benefit Plan (if applicable) for each of the last three years.

(c)

(i) Each Local Insight Benefit Plan has been maintained, funded and administered in compliance in all material respects with its terms and applicable Law, including ERISA and the Code; (ii) each Local Insight Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS, and there are no circumstances that would reasonably be expected to adversely affect the qualified status of any such Local Insight Benefit Plan, and each such Local Insight Benefit Plan has been timely amended for the legislation commonly known as “GUST” and “EGTRRA” and has been submitted to the IRS for a determination letter on the GUST legislation within the applicable remedial amendment period; (iii) none of Local Insight, any Local Insight Subsidiary or any other Local Insight ERISA Affiliate maintains, sponsors, contributes to, or has any current or potential liability or obligation under (or with respect to) (A) any “defined benefit plan” (as defined in Section 3(35) of ERISA), (B) any “multiemployer plan” (as defined in Section 3(37) of ERISA), (C) any benefit plan, program, agreement, or arrangement that provides for post-retirement or post-termination medical, life insurance or other welfare-type benefits, (D) any “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA, or (E) “multiple employer plan” within the meaning of Section 210 of ERISA or Section 413(c) of the Code; (iv) no liability under Title IV of ERISA has been incurred by a Local Insight ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a risk to Local Insight, the Local Insight Subsidiaries or any other Local Insight ERISA Affiliate of incurring a liability thereunder; (v) none of  Local Insight , any Local Insight Subsidiary or, to the Knowledge of Local Insight, any other Person, including any fiduciary, has engaged in a transaction or taken or failed to take any action in connection with which Local Insight, the Local Insight Subsidiaries or any Local Insight Benefit Plan would reasonably be expected to be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material Tax imposed pursuant to Section 4975 or 4976 of the Code;  (vi)  there are no pending, or, to the Knowledge of Local Insight, threatened or anticipated claims (other than routine claims for benefits), audits, investigations, proceedings, or suits by, on behalf of or against any of the Local Insight Benefit Plans; (viii) all payments, premiums, contributions, distributions, reimbursements or other amounts required to be paid by Local Insight or the Local Insight Subsidiaries for all periods ending prior to or as of the Closing Date with respect to each Local Insight Benefit Plan have been  made or properly accrued (viii) Local Insight, the Local Insight Subsidiaries and the other Local Insight ERISA Affiliates have complied and are in compliance in all material respects with COBRA; (ix) Local Insight and the Local Insight Subsidiaries have no current or potential obligation or liability by reason of being treated as a single employer under Section 414 of the Code with any Person other than Local Insight and the Local Insight Subsidiaries; (x) each Local Insight Benefit Plan that constitutes a nonqualified deferred compensation plan for purposes of Section 409A of the Code has been operated in good faith compliance with Section 409A of the Code and all applicable IRS guidance thereunder; and (xi) Local Insight and the Local Insight Subsidiaries have, for purposes of each Local Insight Benefit Plan, correctly classified those individuals performing services for Local Insight and the Local Insight Subsidiaries as common law employees, leased employees, independent contractors or agents.

(d)

Except as described in Section 5.11(a) of the Local Insight Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (either alone or in conjunction with any other event): increase any amounts or benefits otherwise payable or due to any Person under any Local Insight Benefit Plan or otherwise; or result in any acceleration of the time of payment or vesting of, or any requirement to fund or secure, any such amounts or benefits or result in any breach of or default under any Local Insight Benefit Plan.

5.12

Internal Controls

.  Local Insight has disclosed to Contributors, Local Insight’s auditors and the audit committee of Local Insight’s board of directors any allegations of fraud, whether or not material, that purport to involve any management, personnel or other Local Insight Employees who have a significant role in Local Insight’s internal controls over financial reporting.  To the Knowledge of Local Insight, neither Local Insight nor any Local Insight Subsidiary has received any complaint, allegation, assertion or claim in writing asserting that the accounting practices, procedures, methodologies or methods of Local Insight or any Local Insight Subsidiary or the internal accounting controls of any of them are inadequate in any substantial respect.

5.13

Compliance with Laws; Licenses

.  Since January 1, 2003, the business of Local Insight and each Local Insight Subsidiaries has been conducted in compliance with all Laws, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect on Local Insight.  Each of Local Insight and each Local Insight Subsidiary is in possession of all Licenses necessary for it to own, lease and operate its properties or to carry on its business as it is now and as presently contemplated as being conducted, except where the failure to have, or the suspension or cancellation of, any such License would not, individually or in the aggregate, have a Material Adverse Effect on Local Insight.  As of the date of this Agreement, no suspension or cancellation of any such License is pending or, to the Knowledge of Local Insight, threatened, except where the failure to have, or the suspension or cancellation of, any such License would not, individually or in the aggregate, have a Material Adverse Effect on Local Insight.  Neither Local Insight nor any Local Insight Subsidiary is in conflict with, in default under, or on breach or violation of any such License, except for any such conflicts, defaults, breaches or violations that would not, individually or in the aggregate, have a Material Adverse Effect on Local Insight.  Since January 1, 2003, neither Local Insight nor any of the Local Insight Subsidiaries have received any written notice from a Governmental Authority that alleges that Local Insight or a Local Insight Subsidiary is not in compliance, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on Local Insight.

5.14

Local Insight Material Contracts

(a)

Section 5.13(a) of the Local Insight Disclosure Schedule contains a list, as of the date hereof, of each binding written or oral agreement, license, arrangement, note, bond, mortgage, commitment, indemnity, indenture or lease (each, a “Local Insight Material Contract”) to which Local Insight or any Local Insight Subsidiary is a party:

(i)

that involves payment or other obligations due to be paid by or to Local Insight or by or to any Local Insight Subsidiary aggregating more than $500,000 in any calendar year;

(ii)

that relates to the lease of real property;

(iii)

that involves any Intellectual Property (other than Excluded Software);

(iv)

that creates a partnership, joint venture or limited liability company;

(v)

that involves any capital expenditure or commitment with respect thereto in excess of $500,000;

(vi)

that (A) creates, incurs, assumes or guarantees any Indebtedness (other than pursuant to lease obligations), (B) grants a Lien on its assets, whether tangible or intangible, to secure such Indebtedness, or (C) extends credit or advances funds to any Person (other than to customers of Local Insight or any Local Insight Subsidiary in the ordinary course of business), in each case, in excess of $500,000, individually or in the aggregate;

(vii)

that materially limits or restricts the ability of Local Insight or any Local Insight Subsidiary to compete in, or otherwise to conduct its business;

(viii)

that involves the purchase or sale of any business, corporation, partnership, joint venture, association or other business organization or any division, operating unit or product line thereof or any other material assets;

(ix)

that involves any guarantee, indemnification obligation or similar commitment with respect to the obligations or liabilities of any other Person, in an aggregate amount in excess of $500,000;

(x)

that is between Local Insight or any Local Insight Subsidiary (on the one hand) and any holder of Local Insight Membership Interests;

(xi)

that relates to management services or to the employment of any officer, employee or other Person on a full-time or consulting basis;

(xii)

that provides for severance, termination of employment or similar payments, including upon a change of ownership of Local Insight or any Local Insight Subsidiary;

(xiii)

that is relating to the mortgaging or pledging any material property or group of material properties of Local Insight and any of the Local Insight Subsidiaries;

(xiv)

that involves that leasing, holding or operating of any personal property;

(xv)

that is between Local Insight or any of the Local Insight Subsidiaries and any agent and sales representative or that is relating to the marketing, printing, publishing or advertising of Local Insight’s or any of the Local Insight Subsidiaries’ products or services;

(xvi)

that creates a power of attorney or other similar grant of agency;

(xvii)

that involves a settlement pursuant to which Local Insight or any of the Local Insight Subsidiaries will be required to pay, as of or after the date of this Agreement, consideration in excess of $500,000.

(b)

True and complete copies of all Local Insight Material Contracts, including all amendments, extensions, renewals, guaranties waivers and modifications thereto (and, in the case of any oral leases, a written summary of the material terms of such lease), have been made available to the Contributors.

(c)

(i) Each Local Insight Material Contract is valid and binding on, and enforceable by, Local Insight or the relevant Local Insight Subsidiary, as applicable, and is in full force and effect; (ii) Local Insight and each Local Insight Subsidiary has performed all material obligations required to be performed by it to date under each Local Insight Material Contract; (iii) neither Local Insight nor any Local Insight Subsidiary knows of, or has received written notice of, any breach or violation of, or default under, any Local Insight Material Contract; (iv) no event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of Local Insight or any Local Insight Subsidiary under any Local Insight Material Contract; (v) to the Knowledge of Local Insight, no other party to any Local Insight Material Contract is in material breach or default thereunder; and (vi) none of the Local Insight Material Contracts will terminate or be rescinded, or give rise to such a right, or cease to be valid and enforceable agreements of Local Insight or a Local Insight Subsidiary, as applicable, by reason of the execution, delivery and performance of this Agreement or by any ancillary agreements executed in connection with this Agreement or the consummation of the transactions contemplated hereby or thereby.

(d)

Neither Local Insight nor any Local Insight Subsidiary is a party to any binding written or oral agreement, license, arrangement, note, bond, mortgage, commitment, indemnity, indenture or lease other than as described in Section 5.14(d) of the Local Insight Disclosure Schedule.

5.15

Agreements with Governmental Agencies

.  Neither Local Insight nor any Local Insight Subsidiary is subject to any material cease-and-desist or other material order or enforcement action issued by, or is a party to any material written agreement, consent agreement or memorandum of understanding with, or is a party to any material commitment letter or similar undertaking to, or is subject to any material order or directive by, or has been ordered to pay any material civil money penalty by, any Governmental Entity (other than a Tax authority, which is covered by Section 5.9) (each item in this sentence, whether or not set forth in the Local Insight Disclosure Schedule, being referred to as a “Local Insight Regulatory Agreement”), nor has Local Insight or any Local Insight Subsidiary been advised in writing since January 1, 2005 by any Governmental Entity that it is considering issuing, initiating, ordering or requesting any Local Insight Regulatory Agreement.

5.16

Environmental Liability

.  Local Insight and the Local Insight Subsidiaries have complied and are in compliance in all material respects with all Environmental Laws, including without limitation all Licenses required under Environmental Law.  Neither Local Insight nor any Local Insight Subsidiary is subject to or has received any written notice of any pending or threatened Action, Order or other claim regarding any material violation of or material liabilities arising under any Environmental Laws.  Neither Local Insight nor any Local Insight Subsidiary has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, released or exposed any person to any substance, including without limitation any hazardous substance, as would give rise to material liabilities or obligations pursuant to CERCLA or any other Environmental Laws.  Local Insight has provided the Company with all environmental reports and other material environmental documents that are in its possession or reasonable control.

5.17

Real Property

(a)

Neither Local Insight nor any Local Insight Subsidiary owns any real property.

(b)

Section 5.17(b) of the Local Insight Disclosure Schedule lists by address each parcel of Local Insight Leased Property and any guaranty given by Local Insight or any Local Insight Subsidiary in connection therewith. Local Insight or one of the Local Insight Subsidiaries has a valid leasehold interest in each of the Local Insight Leased Properties, free and clear of all Liens (other than Permitted Liens). Local Insight or one of the Local Insight Subsidiaries has the right to the use and occupancy of the Local Insight Leased Properties, subject to: (i) the terms of the applicable leases and subleases relating thereto and (ii) Permitted Liens.  Local Insight’s or Local Insight Subsidiary’s possession and quiet enjoyment of the Local Insight Leased Property has not been disturbed and to Local Insight’s Knowledge, there are no disputes with respect to such Local Insight Leased Property.  No security deposit or portion thereof deposited with respect such Local Insight Leased Property has been applied in respect of a breach or default under any lease which has not been redeposited in full.  The other party to any lease for such Local Insight Leased Property is not an Affiliate of, and otherwise does not have any economic interest in, Local Insight or any Local Insight Subsidiary.  Neither Local Insight nor any of the Local Insight Subsidiaries has subleased, licensed or otherwise granted any Person the right to use or occupy such Local Insight Leased Property or any portion thereof.  The Local Insight Leased Property comprise all of the real property used or intended to be used in, or otherwise related to, the business of Local Insight or the Local Insight Subsidiaries.

5.18

Personal Property.  Except as would not, individually or in the aggregate, have a Material Adverse Effect on Local Insight, Local Insight or one of the Local Insight Subsidiaries has good and marketable title to, or a valid leasehold interest in, each item of tangible personal property that is used, directly or indirectly, in connection with the conduct of the business of Local Insight and the Local Insight Subsidiaries, free and clear of all Liens (other than Permitted Liens).

5.19

Local Insight Intellectual Property

(a)

Section 5.19(a) of the Local Insight Disclosure Schedule lists all Local Insight Intellectual Property owned by the Local Insight or any Local Insight Subsidiary that is the subject of any issuance, registration, or application for registration or patent with any Governmental Entity.  The Local Insight Intellectual Property and the Local Insight-Licensed Third Party Intellectual Property constitutes all Intellectual Property necessary for or used in the operation of the business of Local Insight and the Local Insight Subsidiaries.  Except as disclosed in Section 5.19(a) of the Local Insight Disclosure Schedule, with respect to each item of Local Insight Intellectual Property: Local Insight or a Local Insight Subsidiary is the sole owner thereof and possesses all right, title and interest in and to such item of Local Insight Intellectual Property, free and clear of any Liens other than Permitted Liens.  To the Knowledge of Local Insight, the Local Insight Intellectual Property set forth on Section 5.19(a) of the Local Insight Disclosure Schedule is valid, subsisting and enforceable.   Local Insight has taken all actions necessary or commercially reasonable to maintain and protect the material Local Insight Intellectual Property owned by Local Insight or any Local Insight Subsidiary.

(b)

Except as disclosed in Section 5.19(b) of the Local Insight Disclosure Schedule, (i) there are no Actions against Local Insight or a Local Insight Subsidiary that were made in the last six (6) years or are presently pending challenging the validity, enforceability, use or ownership of, or the right to register, any item of Intellectual Property owned by Local Insight or, to the Knowledge of Local Insight, licensed to Local Insight or the Local Insight Subsidiaries and, to the Knowledge of Local Insight, there is no reasonable basis for the foregoing, and (ii) to the Knowledge of Local Insight, neither Local Insight nor any Local Insight Subsidiary, or their use of the Local Insight Intellectual Property, is infringing or misappropriating any Intellectual Property rights of any third party in connection with the operation of the business of Local Insight and the Local Insight Subsidiaries. Except as disclosed in Section 5.19(b) of the Local Insight Disclosure Schedule, neither Local Insight nor any Local Insight Subsidiary has received any written charge, complaint, claim, demand or notice during the past six (6) years (or earlier, if not resolved) alleging any such infringement or misappropriation. To the Knowledge of Local Insight, except as disclosed in Section 5.19(b) of the Local Insight Disclosure Schedule, during the past six (6) years (or earlier, if not resolved) no third party has infringed upon or misappropriated any Local Insight Intellectual Property rights.  All of the Local Insight Intellectual Property and the Local Insight Systems shall be owned or available for use by Local Insight and the Local Insight Subsidiaries immediately after the Closing on terms and conditions substantially similar to those under which Local Insight owned or used the Local Insight Intellectual Property and the Local Insight Systems immediately prior to the Closing.  The Local Insight Intellectual Property is not subject to any outstanding Order restricting the use thereof.

(c)

Section 5.19(c) of the Local Insight Disclosure Schedule lists all Local Insight-Licensed Third Party Intellectual Property, other than Excluded Software licensed by Local Insight or a Local Insight Subsidiary, and Local Insight and the Local Insight Subsidiaries have valid and enforceable rights or licenses to use all of the Local Insight-Licensed Third Party Intellectual Property listed thereon.  To the Knowledge of Local Insight, the owners of the Local Insight-Licensed Third Party Intellectual Property have taken all actions necessary or commercially reasonable to maintain and protect the Local Insight-Licensed Third Party Intellectual Property.

(d)

Local Insight or a Local Insight Subsidiary owns all Intellectual Property created by any current or former employee or independent contract of Local Insight or a Local Insight Subsidiary in the course of his or her engagement with Local Insight or the Local Insight Subsidiary, as applicable.

(e)

The computer systems, including the software, firmware, hardware, networks, and interfaces owned by or used in the operation of the business of Local Insight and the Local Insight Subsidiaries (collectively, “Local Insight Systems”) are sufficient for the immediate needs of Local Insight and the Local Insight Subsidiaries.  In the last twelve (12) months, the Local Insight Systems have not experienced any material disruption, interruption or outage.

(f)

Local Insight’s and each Local Insight Subsidiary’s collection, use, dissemination and transfer of any data and other information concerning customers, including users of their web sites, is in material compliance with all applicable privacy policies, terms of use and Laws. The transactions contemplated hereby will not violate any privacy policy, terms of use or Laws concerning the collection, use, dissemination or transfer of such data or other information.

5.20

Insurance  Section 5.20 of the Local Insight Disclosure Schedule contains a list of all policies of fire, liability, workers’ compensation, property, casualty and other forms of insurance owned or held by Local Insight or the Local Insight Subsidiaries as of the date of this Agreement, the premium payable with respect to each such policy, the name of the insurer for each such policy, and each such policy’s termination date.  All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing will have been paid, and no notice of cancellation or termination has been received by Local Insight or any of Local Insight Subsidiary (as applicable) with respect to any such policy.

5.21

Corporate Records.  The corporate minute books of Local Insight and the Local Insight Subsidiaries contain minutes of all meetings and resolutions of the directors and shareholders held, except for those minutes which are not yet finalized.  Local Insight has made available to the Contributors complete and correct copies of the minutes of all such meetings (or, in the case of minutes that have not been finalized, drafts thereof).

5.22

Holding Company  Local Insight is a holding corporation that was formed solely for the purpose of holding, directly or indirectly, the equity securities of the Local Insight Subsidiaries.  Local Insight does not conduct any other business or operations other than holding such securities and does not have any employees or other operations.  Except for: (i) its ownership of Company Class A Units and Company Class B Units and (ii) its indirect ownership, through the Company, of limited liability company interests, capital stock or other equity interests of the Company Subsidiaries, Local Insight does not beneficially own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person.

5.23

Affiliate Transactions  Except as set forth in Section 5.23 of the Local Insight Disclosure Schedule, there are no transactions, contracts, arrangements, commitments or understandings between Local Insight or any Local Insight Subsidiary, on the one hand, and any of Local Insight’s Affiliates (including Local Insight Subsidiaries), on the other hand, that calls for (i) the payment by or on behalf of Local Insight or a Local Insight Subsidiary in excess of $US60,000 per annum, (ii) delivery of goods and services in excess of, or any property with a fair market value in excess of $US60,000 or (iii) provides for Local Insight or any of the Local Insight Subsidiaries to receive any payments in excess of $US60,000 per annum or, that do not provide for the payment, delivery of goods or services or receipt of property but which otherwise are material to Local Insight and the Local Insight Subsidiaries taken as a whole.   Except for compensation paid or payable to Local Insight Employees or officer or director of Local Insight or a Local Insight Subsidiary in the ordinary course of business and consistent with past practice, no Local Insight Employee or such officer or director, is party to such transaction, contract, arrangement, commitment or understanding.

5.24

Anti-Corruption Laws  Neither Local Insight nor any Local Insight Subsidiary or any representative of Local Insight or a Local Insight Subsidiary has corruptly or illegally offered or given, and, to the Knowledge of Local Insight, no Person has otherwise corruptly or illegally offered or given on behalf of Local Insight or a Local Insight Subsidiary, anything of value to:  (i) any official of a Governmental Authority, any political party or official thereof, or any candidate for political office; (ii) any member of any Governmental Authority; or (iii) any other Person, in any such case while knowing, or having reason to know, that all or a portion of such money or thing of value may be offered, given or promised, directly or indirectly, to any official or employee of a Governmental Authority or candidate for political office for the purpose of the following:  (x) influencing any action or decision of such Person, in his or her official capacity, including a decision to fail to perform his or her official function; (y) inducing such Person to use his or her influence with any Governmental Authority to affect or influence any act or decision of such Governmental Authority to assist Local Insight or a Local Insight Subsidiary in obtaining or retaining business for, or with, any Governmental Authority; or (z) where such payment would constitute a bribe, kickback or illegal or improper payment to assist Local Insight or a Local Insight Subsidiary in obtaining or retaining business for, or with, or directing business to, any Person.  There have been no false or fictitious entries made in the books or records of Local Insight or any Local Insight Subsidiary relating to any illegal payment or secret or unrecorded fund and none of Local Insight and Local Insight Subsidiaries has established or maintained a secret or unrecorded fund.  To the Knowledge of Local Insight, no equity interests in either Local Insight, Local Insight Subsidiary or

Affiliates thereof have been issued in exchange for the provision of any official benefit of the type set forth in clauses (x), (y) or (z) above.

5.25

Material Misstatements or Omissions.   Based solely upon the representations and warranties contained in this Agreement and any exhibit, certificate or schedule furnished to the Contributors pursuant hereto by Local Insight and the information that is required to be provided as contemplated thereby, including the Local Insight Disclosure Schedule, such representations and warranties, taken as a whole, do not contain any untrue statement of a material fact, or omit to state any material fact necessary to make the statements or facts contained therein not materially misleading.

5.26

ACS Acquisition Documents

Schedule 5.26 of the Local Insight Disclosure Schedule sets forth (i) each exhibit, schedule, annex or other attachment to the ACS Agreement and (ii) each agreement or other instrument entered into by the parties to the ACS Agreement contemplated by the ACS Agreement (collectively with the ACS Agreement, the “ACS Acquisition Documents”).  The Contributors have been furnished true and complete copies of each ACS Acquisition Document to the extent executed and delivered on or prior to the date hereof.  All representations and warranties of ACS Media Income Fund set forth in the ACS Agreement were true and correct in all material respects as of the time such representations and warranties were made and will be true and correct in all material respects as of the Closing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

ARTICLE VI.
COVENANTS RELATING TO CONDUCT OF BUSINESS

6.1

Conduct of Businesses Prior to the Closing

(a)

During the period from the date of this Agreement to the Closing, except as expressly contemplated or permitted by this Agreement and except as specifically set forth in Section 6.1(a) of the Contributor Disclosure Schedule, the Contributors agree that CBD Investor, the Company and the Company Subsidiaries shall, and the Contributors will cause CBD Investor, the Company and each Company Subsidiary to: (i) conduct its business in the ordinary course and in substantially the same manner as it is currently being conducted; (ii) use reasonable best efforts to maintain and preserve intact the Company Leased Property, its business organization, goodwill advantageous business relationships and retain the services of its officers and key employees; and (iii) take no action that would prohibit or materially impair or delay the ability of CBD Investor, the Company or any Company Subsidiary to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby or to consummate the transactions contemplated hereby.

(b)

During the period from the date of this Agreement to the Closing, except as expressly contemplated or permitted by this Agreement and except as specifically set forth in the Local Insight Disclosure Schedule, Local Insight agrees that Local Insight will and will cause each Local Insight

Subsidiary to: (i) conduct its business in the ordinary course and in substantially the same manner as it is currently being conducted; (ii) use reasonable best efforts to maintain and preserve intact its business organization, goodwill advantageous business relationships and retain the services of its officers and key employees; and (iii) take no action that would prohibit or materially impair or delay the ability of Local Insight to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby or to consummate the transactions contemplated hereby or thereby.

6.2

CBD Investor and Company Forbearances.  During the period from the date of this Agreement to the Closing, except as set forth in Section 6.2 of the Contributor Disclosure Schedule, as required by Law or as expressly contemplated or permitted by this Agreement, the Contributors agree that CBD Investor, the Company and the Company Subsidiaries shall not, and the Contributors will cause CBD Investor, the Company and each Company Subsidiary not to, without the prior written consent of Local Insight:

(a)

incur any Indebtedness for borrowed money in excess of $500,000 in the aggregate, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance other than any Indebtedness under the Special Dividend Financing;

(b)

adjust, split, combine or reclassify any CBD Investor Securities, any Company Units or other equity interests of the Company or CBD Investor;

(c)

make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any CBD Investor Securities, any Company Units or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for CBD Investor Securities, Company Units or other equity interests of the Company or CBD Investor (except (i) dividends paid by any Company Subsidiary to the Company in accordance with past practice including tax distributions and (ii) the Special Dividend);

(d)

grant any option, appreciation right or other right to acquire any CBD Investor Securities, any Company Units or other equity interests of the Company or CBD Investor;

(e)

issue any additional CBD Investor Securities, any Company Units or other equity interests of the Company or CBD Investor, any Company Voting Debt or any securities convertible into or exchangeable for, or any warrants or options to acquire, any CBD Investor Securities, any Company Units, any other equity interests of the Company or CBD Investor or any Company Voting Debt;

(f)

increase, decrease, change or exchange any CBD Investor Securities, any Company Units for a different number or kind of limited liability company interest or security as a result of a reorganization, recapitalization, reclassification, dividend, split, reverse split or other similar change in capitalization;

(g)

other than as required to comply with applicable Law or a Company Benefit Plan as in effect on the date hereof or other agreement: (i) other than in the ordinary course of business consistent with past practice, increase the wages, salaries, compensation, bonus, pension or other benefits or perquisites payable to any current or former employee, officer, director or contractor of CBD Investor, the Company or any Company Subsidiary; (ii) grant or increase any severance, change of control, termination or similar compensation or benefits payable to any current or former employee, officer, director or contractor of CBD Investor, the Company  or any Company Subsidiary; (iii) pay any bonus; (iv) adopt, enter into, terminate or amend in any material respect any Company Benefit Plan; (v) except for the provision of indemnification pursuant to indemnification agreements in effect on the date hereof, enter into any Company S-K 404 Arrangement, other than in connection with the appointment or election of new directors or the hiring or promotion of new officers in the ordinary course of business; or (vi) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits under any Company Benefit Plan;

(h)

sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets that are material to CBD Investor, the Company and the Company Subsidiaries, taken as a whole, in any transaction or series of transactions, to any Person other than CBD Investor, the Company or a Company Subsidiary, or cancel, release or assign to any such Person any Indebtedness or any claims held by CBD Investor, the Company or any Company Subsidiary, in each case that is material to CBD Investor the Company and the Company Subsidiaries, taken as a whole;

(i)

enter into any new line of business;

(j)

make any material acquisition or investment, either by purchase of stock or securities, contributions to capital, property transfers, or by purchase of any property or assets of any other Person, or make any capital expenditures, in each case other than: (i) investments in any Company Subsidiary or (ii) acquisitions of assets used in the operations of the Company or the Company Subsidiaries in the ordinary course of business consistent with past practice;

(k)

amend the Company LLC Agreement, the CBD Investor Charter or any similar organizational document or terminate, amend or waive any provisions of any confidentiality agreement in place with any third Person;

(l)

settle any material Action, except: (i) in the ordinary course of business in an amount not in excess of $500,000 or (ii) to the extent subject to and not in excess of reserves that relate to the matter being settled existing as of the date of the Company Latest Balance Sheet  in accordance with GAAP;

(m)

take any action that is intended or would be reasonably likely to result in any of the conditions set forth in ARTICLE VIII not being satisfied, except as may be required by applicable Law;

(n)

implement or adopt any material change in its tax accounting or financial accounting policies, practices or methods, other than as may be required by applicable Law, GAAP or applicable regulatory guidelines;

(o)

amend, modify, extend, renew, or terminate any Company Material Contract in any material respect, waive any of its material rights under any Company Material Contract, or enter into any contract or binding agreement that would be a Company Material Contract;

(p)

except in the ordinary course of business consistent with past practice, sell, assign, abandon, license, permit to lapse or otherwise dispose of any Company Intellectual Property;

(q)

pay or agree to pay to Merrill Lynch & Co. or any other Person any investment banking, broker’s or finder’s fee or commission in connection with the transactions contemplated by this Agreement in excess of the amount set forth in the engagement letter referred to in Section 3.7; or

(r)

agree or commit to take any of the actions prohibited by this Section 6.2.

6.3

Local Insight Forbearances.  During the period from the date of this Agreement to the Closing, except as set forth in the Local Insight Disclosure Schedule, as required by Law or as expressly contemplated or permitted by this Agreement, Local Insight will not, and will not permit any Local Insight Subsidiary to, without the prior written consent of the Company:

(a)

incur any Indebtedness for borrowed money in excess of $500,000 in the aggregate, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance;

(b)

adjust, split, combine or reclassify any Local Insight Membership Interests or other equity interests of Local Insight;

(c)

make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any Local Insight Membership Interests or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for Local Insight Membership Interests or other equity interests of Local Insight (except dividends paid by any Local Insight Subsidiary to Local Insight in accordance with past practice);

(d)

grant any option, appreciation right or other right to acquire any Local Insight Membership Interests or other equity interests of Local Insight;

(e)

issue any additional Local Insight Membership Interests or other equity interests of Local Insight, any Local Insight Voting Debt or any securities convertible into or exchangeable for, or any warrants or options to acquire, any Local Insight Membership Interests, any other equity interests of Local Insight or any Local Insight Voting Debt other than to finance any acquisition;

(f)

increase, decrease, change or exchange any Local Insight Membership Interests for a different number or kind of limited liability company interest or security as a result of a reorganization, recapitalization, reclassification, dividend, split, reverse split or other similar change in capitalization;

(g)

other than as required to comply with applicable Law or a Local Insight Benefit Plan as in effect on the date hereof or other agreement, the existence of which does not breach this Agreement: (i) other than in the ordinary course of business consistent with past practice, increase the wages, salaries, compensation, bonus, pension or other benefits or perquisites payable to any current or former employee, officer, director or contractor of Local Insight  or any Local Insight Subsidiary; (ii) grant or increase any severance, change of control, termination or similar compensation or benefits payable to any current or former employee, officer, director or contractor of Local Insight  or any Local Insight Subsidiary; (iii) pay any bonus; (iv) adopt, enter into, terminate or amend in any material respect any Local Insight Benefit Plan; or (v) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits under any Local Insight Benefit Plan; provided that nothing herein shall prevent Local Insight and the Local Insight Subsidiaries from hiring one or more officers or other employees on such terms and conditions as Local Insight or such Local Insight Subsidiary deems appropriate, including providing benefits commensurate with any such officer’s or employee’s status.

(h)

sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets that are material to Local Insight and the Local Insight Subsidiaries, taken as a whole, in any transaction or series of transactions, to any Person other than Local Insight or a Local Insight Subsidiary, or cancel, release or assign to any such Person any Indebtedness or any claims held by Local Insight or any Local Insight Subsidiary, in each case that is material to Local Insight and the Local Insight Subsidiaries, taken as a whole;

(i)

enter into any new line of business;

(j)

make any material acquisition or investment, either by purchase of stock or securities, contributions to capital, property transfers, or by purchase of any property or assets of any other Person without providing written notice to the Contributors prior to entering into any agreement or commitment with respect to the same, in each case other than: (i) investments in any Caribe Subsidiary or (ii) acquisitions of assets used in the operations of Caribe or the Caribe Subsidiaries in the ordinary course of business consistent with past practice;

(k)

amend the Local Insight LLC Agreement or any similar organizational document or terminate, amend or waive any provisions of any confidentiality agreement in place with any third Person;

(l)

settle any Action, except: (i) in the ordinary course of business in an amount not in excess of $500,000 or (ii) to the extent subject to and not in excess of reserves that relate to the matter being settled existing as of the date of the Local Insight Latest Balance Sheet in accordance with GAAP;

(m)

take any action that is intended or would be reasonably likely to result in any of the conditions set forth in ARTICLE VIII not being satisfied, except as may be required by applicable Law;

(n)

implement or adopt any material change in its tax accounting or financial accounting policies, practices or methods, other than as may be required by applicable Law, GAAP or applicable regulatory guidelines;

(o)

amend, modify, extend, renew or terminate any Local Insight Material Contract in any material respect, waive any of its material rights under any such Local Insight Material Contract, or enter into any contract or binding agreement that would be a Local Insight Material Contract;  provided that nothing herein shall prevent Local Insight and the Local Insight Subsidiaries from hiring one or more officers or other employees on such terms and conditions as Local Insight or such Local Insight Subsidiary deems appropriate.

(p)

except in the ordinary course of business consistent with past practice, sell, assign, abandon, license or otherwise dispose of any Local Insight Intellectual Property;

(q)

pay or agree to pay to Wachovia Securities or any other Person any investment banking, broker’s or finder’s fee or commission in connection with the transactions contemplated by this Agreement in excess of the amount set forth in the engagement letter referred to in Section 5.6; or

(r)

agree or commit to take any of the actions prohibited by this Section 6.3.

6.4

Control of Other Party’s Business.  Nothing contained in this Agreement will give Local Insight, directly or indirectly, the right to control or direct the Company’s operations prior to the Closing.  Nothing contained in this Agreement will give the Contributors or the Company, directly or indirectly, the right to control or direct Local Insight’s operations prior to the Closing.  Prior to the Closing, each of Local Insight and the Company will exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their respective operations.

6.5

Contribution by Class C Holders.  Prior to the Closing, the CBD Investor Stockholders shall form a new limited liability company (“Newco LLC”) controlled by Spectrum Equity Investors IV, L.P. or one or more Affiliates.  The CBD Investor Stockholders and the Company shall use commercially reasonable efforts to cause the Class C Holders to contribute all of their Company Class C Units to Newco LLC in exchange for membership interests in Newco LLC.  To the extent Newco LLC holds any Company Class Units as of the Closing, Newco LLC shall be deemed to be a Class C Holder and have the rights and obligations of a Class C Holder under this Agreement as if Newco LLC held such Company Class C Units as of the date hereof.

6.6

Assignment of Copyrights.  No later than thirty (30) days after the date hereof, the Contributors will, at the Contributors’ sole cost and expense, take all actions necessary to record with the U.S. Copyright Office duly executed copies of assignments, in a form reasonably acceptable to Local Insight, pursuant to which Cincinnati Bell Directory, Inc. and Cincinnati Bell Directory assign the copyrights on Section 3.20(c) of the Contributor Disclosure Schedule listing Cincinnati Bell Directory, Inc. or Cincinnati Bell Directory as the record owner to CBD Media LLC.

6.7

Update of Domain Names.  No later than thirty (30) days after the date hereof, Local Insight will take all actions necessary to update the record owner to reflect the appropriate Local Insight Subsidiary as the record owner of each of the following domain names: (i) BUSREGISTERDR.ORG, (ii) BELIZEYELLOWBOOK.COM and (iii) BELIZEPHONEBOOK.COM.

ARTICLE VII.
ADDITIONAL AGREEMENTS

7.1

Regulatory Matters

.

(a)

The Contributors and Local Insight will cooperate with each other and use their respective reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third Persons and Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third Persons and Governmental Entities.  The Contributors and Local Insight will have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case, subject to applicable Law relating to the exchange of information, all the information relating to the Contributors, CBD Investor, the Company or Local Insight, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third Person or any Governmental Entity in connection with the transactions contemplated by this Agreement.  In exercising the foregoing right, each of the parties will act reasonably and as promptly as practicable.  The parties will consult with each other with respect to obtaining all permits, consents, approvals and authorizations of all third Persons and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement, and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement.

(b)

Upon the Contributors’ request, Local Insight will furnish to the Contributors all information concerning the Local Insight, the Local Insight Subsidiaries, its and their directors, officers and members and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of the Contributors, the Company or any of its respective Subsidiaries to any Governmental Entity in connection with the transactions contemplated by this Agreement.

(c)

Upon Local Insight’s request, the Contributors will, and will cause the Company to, furnish to Local Insight all information concerning the Contributors, CBD Investor, the Company, the Company Subsidiaries, its and their directors, officers, shareholders and members and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Local Insight or any of its Subsidiaries to any Governmental Entity in connection with the transactions contemplated by this Agreement.

(d)

Local Insight will promptly advise the Contributors as to: (i) any communication from any Governmental Entity regarding this Agreement or the transactions contemplated hereby or (ii) any Action pending or, to Local Insight’s Knowledge, threatened, that challenges this Agreement or the transactions contemplated hereby.

(e)

The Contributors will, and will cause the Company to, promptly advise Local Insight as to: (i) any communication from any Governmental Entity regarding this Agreement or the transactions contemplated hereby or (ii) any Action pending or, to such Person’s knowledge, threatened, that challenges this Agreement or the transactions contemplated hereby.

7.2

Access to Information

(a)

Upon reasonable notice and subject to applicable Law relating to the exchange of information, the Contributors will cause CBD Investor, the Company and the Company Subsidiaries to: (i) afford to the officers, employees, accountants, counsel, financing sources, and other representatives of Local Insight, reasonable access, during normal business hours during the period prior to the Closing, to all its properties, books, contracts, commitments and records and (ii) make available to Local Insight (A) CBD Investor’s, the Company’s and the Company Subsidiary’s management personnel and accountants, and (B) all other information concerning its business, properties and personnel as Local Insight may reasonably request.  In addition, the Contributors will make available to Local Insight a copy of each report, schedule and other document filed or received by the Contributors, CBD Investor, the Company or any Company Subsidiaries during such period pursuant to the requirements of federal or state Laws applicable to such Person (other than reports or documents that such Person is not permitted to disclose under applicable Law). Notwithstanding the foregoing, neither CBD Investor, the Company nor any of its Subsidiaries will be required to provide access to or to disclose information where such access or disclosure would jeopardize, in the disclosing party’s reasonable judgment, the attorney-client privilege of CBD Investor, the Company or its Subsidiaries or contravene any Law, fiduciary duty or binding agreement entered into prior to the date of this Agreement or entered into after the date of this Agreement in the ordinary course of business.  Notwithstanding anything to the contrary contained herein, without the consent of the Company, Local Insight and its Subsidiaries shall not, prior to the Closing, contact any suppliers to, or customers of, the Company or its Subsidiaries.

(b)

Upon reasonable notice and subject to applicable Law relating to the exchange of information, Local Insight will, and will cause the Local Insight Subsidiaries to: (i) afford to the officers, employees, accountants, counsel and other representatives of the Contributors and the Company, reasonable access, during normal business hours during the period prior to the Closing, to all its properties, books, contracts, commitments and records and (ii) make available to the Contributors and the Company (A) Local Insight’s management personnel and accountants, (B) a copy of each report, schedule and other document filed or received by Local Insight during such period pursuant to the requirements of federal or state Laws applicable to such party (other than reports or documents that Local Insight is not permitted to disclose under applicable Law) and (C) all other information concerning its business, properties and personnel as the Contributors or the Company may reasonably request.  Notwithstanding the foregoing, neither Local Insight nor any of its Subsidiaries will be required to provide access to or to disclose information where such access or disclosure would jeopardize, in the disclosing party’s reasonable judgment, the attorney-client privilege of Local Insight or its Subsidiaries or contravene any Law, fiduciary duty or binding agreement entered into prior to the date of this Agreement or entered into after the date of this Agreement in the ordinary course of business.  Notwithstanding anything to the contrary contained herein, without the consent of Local Insight, neither the Contributors nor the Company and its Subsidiaries shall, prior to the Closing, contact any suppliers to, or customers of, the Local Insight or its Subsidiaries.

(c)

The parties will use their reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure under circumstances in which the restrictions of Section 7.2(a) and (b) apply.

(d)

All information and materials provided pursuant to this Agreement will be subject to the provisions of the Confidentiality Agreement.

(e)

No investigation by either of the parties or their respective representatives will affect the representations and warranties of the other set forth in this Agreement.

7.3

Legal Conditions to Consummation of the Transaction

(a)

Each of Local Insight, the Contributors, CBD Investor and the Company will use their reasonable best efforts: (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party with respect to the consummation of the transactions contemplated by this Agreement as soon as practicable after the date hereof, including any actions that may be required to cause the expiration of the notice periods under the HSR Act and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or any other third Person that is required to be obtained by such party in connection with the transactions contemplated by this Agreement.  Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, in connection with obtaining such consents from third Persons, no party to this Agreement shall be required to make payments, commence litigation or agree to modifications of the terms and conditions of any agreements with third parties and none of CBD Investor, the Company or the Company Subsidiaries will make any payments unless Local Insight has specifically authorized such payment in writing.  In the event that the Closing occurs, any such payment made by the Contributors in connection with obtaining any such consent, authorization, order or approval shall be reimbursed by Local Insight promptly following the Closing to the extent that such payment was authorized in writing by Local Insight prior to the making thereof.

(b)

In furtherance and not in limitation of the covenants of the parties contained in Sections 7.1 or 7.3(a), if any Action, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any applicable Law or legal obligation or requirement, or if any statute, rule, regulation or Order is enacted, entered, promulgated or enforced by a Governmental Entity that would make the transactions contemplated hereby illegal or would otherwise prohibit or materially impair or delay the consummation of the transactions contemplated hereby, the parties will cooperate in all respects with each other and use their respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any judgment, Order or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement and to have such statute, rule, regulation or Order repealed, rescinded or made inapplicable so as to permit consummation of the transactions contemplated by this Agreement.  Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 7.3(b) will limit any party’s right to terminate this Agreement pursuant to ARTICLE VIII so long as such party has up to the date of termination complied with its obligations under this Section 7.3.

7.4

Advice of Changes

(a)

Local Insight, on the one hand, and the Contributors, on the other hand, will promptly advise each other of any change or event: (i) that would result in a Material Adverse Effect on Local Insight and the Local Insight Subsidiaries, taken as a whole, or a Material Adverse Effect on CBD Investor, the Company or the Company Subsidiaries, taken as a whole, as the case may be or (ii) that causes or constitutes a breach of any of the Contributor’s or Local Insight’s representations and warranties as of the date of this Agreement, or arises after the date of this Agreement and that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition, or (iii) that it believes results or would be reasonably expected to result in a failure of any condition set forth in Section 8.2 (in the case of Local Insight or Section 8.3 in the case of the Contributors); provided, however, that no such notification will affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement; and provided, further, that a failure to comply with this Section 7.4 will not constitute the failure of any condition set forth in ARTICLE VIII to be satisfied unless the underlying Material Adverse Effect or breach would independently result in the failure of a condition set forth in ARTICLE VIII to be satisfied.

7.5

No Negotiations by the Contributors or the Company

(a)

The Contributors will not, and will cause CBD Investor, the Company and each officer, director, employee, Affiliate, agent or representative (including any financial or legal advisor or other retained representative) of CBD Investor, CBIH, the Company or any Company Subsidiary not to, directly or indirectly: (i) solicit, initiate, encourage or facilitate (including by way of furnishing information) or take any other action designed to facilitate any Company Acquisition Proposal; (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information in connection with, or otherwise cooperate in any way with any Person in connection with, any Company Alternative Transaction; or (iii) enter into any agreement regarding any Company Alternative Transaction.

(b)

As used herein, the term “Company Alternative Transaction” means, any of: (i) any transaction pursuant to which a third Person or group of Persons other than Local Insight or its Affiliates, directly or indirectly, acquires or would acquire any of the outstanding equity interests of or outstanding voting power of CBD Investor, the Company or any of its Subsidiaries; (ii) any merger, share exchange, consolidation, business combination, recapitalization or any other transaction involving the

Company or any of its Subsidiaries (other than the transaction contemplated hereby) pursuant to which any third Person or group of Persons (other than Local Insight or its Affiliates) party thereto, or its stockholders, owns or would own of the outstanding equity interests or voting power of CBD Investor, the Company or any of its Subsidiaries; or (iii) any transaction pursuant to which any third Person or group of Persons other than Local Insight or its Affiliates acquires or would acquire control of assets (including for this purpose the outstanding equity securities of the Company’s Subsidiaries and securities of the entity surviving any merger or business combination involving any of the Company’s Subsidiaries) of CBD Investor, the Company or any of its Subsidiaries representing more than 10% of the fair market value of all the assets of CBD Investor, the Company and its Subsidiaries, taken as a whole, immediately prior to such transaction.

(c)

The Contributors will, and will cause CBD Investor and the Company to, immediately cease any existing discussions or negotiations with any Person (other than Local Insight and its Affiliates) conducted heretofore with respect to any Company Alternative Transaction, and will use reasonable best efforts to cause all Persons, other than Local Insight and its Affiliates, who have been furnished confidential information regarding the Company in connection with the solicitation of or discussions regarding an Acquisition Proposal within the twelve (12) months prior to the date hereof promptly to return or destroy such information.  The Contributors will, and will cause CBD Investor and the Company to immediately (i)  inform the persons sending such indications, requests, or offers that CBD Investor, the Company and the Contributors are bound by an exclusivity arrangement (without any reference to Local Insight or its Affiliates), and (ii) provide to Local Insight copies of all written communications relating to any such indication, request, or proposal.

(d)

The Contributors agree that any violation of the restrictions set forth in this Section 7.5 by any officer, director, employee, Affiliate, agent or representative (including any financial or legal advisor or other retained representative) of CBD Investor, CBIH, the Company or any Company Subsidiary, at the direction or with the consent of such party, will be deemed to be a breach of this Section 7.5 by the Contributors.

7.6

No Negotiations by the Local Insight Members or Local Insight

(a)

Neither the Local Insight Members nor Local Insight will, and Local Insight will cause each officer, director, employee, Affiliate, agent or representative (including any financial or legal advisor or other retained representative) of Local Insight or any Local Insight Subsidiary not to, directly or indirectly: (i) solicit, initiate, encourage or facilitate (including by way of furnishing information) or take any other action designed to facilitate any Company Acquisition Proposal; (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information in connection with, or otherwise cooperate in any way with any Person in connection with, any Local Insight Alternative Transaction; or (iii) enter into any agreement regarding any Local Insight Alternative Transaction.

(b)

As used herein, the term “Local Insight Alternative Transaction” means, any of: (i) any transaction pursuant to which a third Person or group of Persons other than the Local Insight Members or their Affiliates, directly or indirectly, acquires or would acquire at least 30% of the outstanding equity interests of or outstanding voting power of Local Insight or any of its Subsidiaries; (ii)

any merger, share exchange, consolidation, business combination, recapitalization or any other transaction involving Local Insight or any of its Subsidiaries (other than the transaction contemplated hereby) pursuant to which any third Person or group of Persons (other than the Local Insight Members or their Affiliates) party thereto, or its stockholders, owns or would own at least 30% of the outstanding equity interests or voting power of Local Insight or any of its Subsidiaries; or (iii) any transaction pursuant to which any third Person or group of Persons other than the Local Insight Members or their Affiliates acquires or would acquire control of assets (including for this purpose the outstanding equity securities of Local Insight’s Subsidiaries and securities of the entity surviving any merger or business combination involving any of Local Insight’s Subsidiaries) of Local Insight or any of its Subsidiaries representing more than 30% of the fair market value of all the assets of Local Insight and its Subsidiaries, taken as a whole, immediately prior to such transaction.  Nothing in this Section 7.6 shall prohibit or impair the ability of Local Insight to consummate any acquisition.

(c)

The Local Insight Members will, and will cause Local Insight to, immediately cease any existing discussions or negotiations with any Person (other than the Company and its Affiliates) conducted heretofore with respect to any Local Insight Alternative Transaction, and will use reasonable best efforts to cause all Persons, other than the Company and its Affiliates, who have been furnished confidential information regarding the Company in connection with the solicitation of or discussions regarding a Local Insight Acquisition Proposal within the six (6) months prior to the date hereof promptly to return or destroy such information.  The Local Insight Members will, and will cause Local Insight to immediately (i) inform the persons sending such indications, requests, or offers that the Local Insight Members and Local Insight are bound by an exclusivity arrangement (without any reference to the Company or its Affiliates), and (ii)provide to the Contributors copies of all written communications relating to any such indication, request, or proposal.

(d)

Local Insight agrees that any violation of the restrictions set forth in this Section 7.6 by any officer, director, employee, Affiliate, agent or representative (including any financial or legal advisor or other retained representative) of Local Insight or any Company Subsidiary, at the direction or with the consent of such party, will be deemed to be a breach of this Section 7.6 by Local Insight.

7.7

Cooperation With Special Dividend Financing

(a)

The Contributors shall provide, and shall cause CBD Investor, the Company and the respective officers, employees, representatives and advisers of the Contributors, CBD Investor and the Company to provide, all cooperation reasonably requested by Local Insight in connection with the Special Dividend Financing and shall: (i) cause appropriate officers and employees to be available on a customary basis (A) to meet with prospective lenders in presentations, meetings, road shows, due diligence sessions and sessions with ratings agencies, (B) to assist with the preparation of offering memoranda, private placement memoranda and other disclosure documents in connection therewith and the Special Dividend Financing, including assistance with the preparation of projections to be used in connection therewith, as applicable, and (C) to execute and deliver any pledge and security documents, other definitive financing documents and other certificates or documents as may be required pursuant to the Financing

Commitments; (ii) take all necessary corporate action to consummate the Special Dividend Financing immediately prior to the Closing; and (iii) use commercially reasonable efforts to cause its independent accountants to provide assistance to Local Insight, including providing consent, on a customary basis, to Local Insight to use their audit reports relating to CBD Investor, the Company and the Company Subsidiaries and, at the cost of Local Insight, to provide any necessary customary “comfort letters.”

(b)

If requested by Local Insight in connection with the Special Dividend Financing, the CBD Investor Stockholders shall cause CBD Investor, and CBD Investor, CBIH and the Class C Holders hereby agree, to contribute (the “Pre-Closing Contribution”) all of the Company Class A Units, Company Class B Units and Company Class C Units held by such Contributors and CBD Investor to a newly formed limited liability company (“NewCo LLC”) in exchange for the same membership interest percentage and class of membership interests in NewCo LLC that such contributors and CBD Investor held in the Company.  If CBD Investor, CBIH and the Class C Holders are required by Local Insight to complete the Pre-Closing Contribution, then the membership interests required to be exchanged by CBIH and the Class C Holders for Membership Interests in Local Insight pursuant to Section 2.1 of this Agreement, shall be the membership interests received by such parties in the Pre-Closing Contribution as if such membership interests in NewCo LLC were the Company Class A Units, Company Class B Units and Company Class C Units held by CBIH and the Class C Holders.

7.8

Tax Matters

(a)

Tax Returns for Tax Periods Ending On or Before the Closing Date.  CBD Investor shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for CBD Investor, and Local Insight shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and its Subsidiaries, for all periods ending on or prior to the Closing Date which are filed after the Closing Date.  Unless otherwise required by law, such Tax Returns shall be prepared in a manner consistent with the past practice of the Company.  CBD Investor shall permit the CBD Investor Stockholders, and Local Insight shall permit CBIH, to review and comment on each such Tax Return described in the preceding sentence prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by the Contributors.

(b)

Tax Returns for Tax Periods Beginning Before and Ending After the Closing Date. CBD Investor shall prepare or cause to be prepared and file or cause to be filed all income Tax Returns for CBD Investor for all taxable periods which begin before the Closing Date and end after the Closing Date in a manner consistent with the past practice of CBD Investor.  CBD Investor shall permit the CBD Investor Stockholders to review and comment on each such Tax Return described in the preceding sentence prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by the CBD Investor Stockholders.

(c)

Allocations of Income and Losses. All items of income, gain, loss and deduction of Local Insight for taxable year which includes the Closing Date shall be allocated between the holders of membership interests in Local Insight immediately prior to the Closing Date (the “Existing Members”) and the Contributors based on a closing of the books of Local Insight on the Closing Date, and as a result, all items of income, gain, loss or deduction of Local Insight which arise in any taxable period or portion thereof that ends on or prior to the Closing Date shall be allocated solely to the Exiting Members.

(d)

Cooperation.  Local Insight and the Local Insight Subsidiaries, CBD Investor, the Company and the Company Subsidiaries and the Contributors shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes.  Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  Local Insight and the Local Insight Subsidiaries, CBD Investor, the Company and the Company Subsidiaries and the Contributors agree (A) to retain all books and records with respect to Tax matters pertinent to CBD Investor, the Company and the Company Subsidiaries relating to any taxable period (or portion thereof) ending on or before the Closing Date until the expiration of the statute of limitations (and, to the extent notified, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, CBD Investor, Local Insight, the Company and the Company Subsidiaries or the Contributors, as the case may be, shall allow the other party to take possession of such books and records.

(e)

Indemnification.  The CBD Investor Stockholders shall indemnify and hold harmless Local Insight and CBD Investor for any Taxes of CBD Investor or the Company that arise as a result of the Reorganization.

7.9

Indemnification; Directors’ and Officers’ Insurance.  For a period of six (6) years following the Closing, Local Insight shall maintain in effect a directors’ and officers’ liability insurance policy covering those persons who are currently covered by the Company’s and the Company Subsidiaries’ directors’ and officers’ liability insurance policy (copies of which have been heretofore delivered by the Company to Local Insight and its agents and representatives) with coverage in amount and scope at least as favorable as the Company’s and its Subsidiaries’ existing coverage; provided, however, that in no event shall Local Insight be required to expend in the aggregate in excess of two hundred percent (200%) of the annual premium currently paid by for such coverage, and if such premium would at any time exceed two hundred percent (200%) of the such amount, then Local Insight shall maintain insurance policies which provide the maximum and best coverage available at an annual premium equal to two hundred percent (200%) of such amount; and provided further, that this Section 7.9 shall be deemed to have been satisfied if a prepaid policy or policies (i.e., “tail coverage”) have been obtained by the Company with Local Insight’s written consent which policy or policies provide such directors and officers with the coverage described in this Section 7.9 for an aggregate period of not less than six (6) years with respect to claims arising from facts or events that occurred on or before the Closing Date, including with respect to the transactions contemplated by this Agreement.

ARTICLE VIII.
CONDITIONS PRECEDENT

8.1

Conditions to Each Party’s Obligation To Effect the Transaction

.  The respective obligations of the parties to effect the Closing shall be subject to the satisfaction, or waiver by each of the parties, at or prior to the Closing of the following conditions:

(a)

HSR Approval.  The waiting period applicable to the consummation of the transaction contemplated hereby under the HSR Act shall have expired or been earlier terminated.

(b)

No Orders or Restraints; Illegality.  No Order preventing the consummation of the transactions contemplated hereby shall be in effect.  No statute, rule, regulation, order, Order or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits or makes illegal consummation of the transactions contemplated hereby.

8.2

Conditions to Obligations of Local Insight.  The obligation of Local Insight to effect the Closing shall also be subject to the satisfaction, or waiver by Local Insight, at or prior to the Closing of the following conditions:

(a)

Representations and Warranties.  Each of the representations and warranties of the (i) Contributors set forth in ARTICLE IV of this Agreement shall be true and correct on the date of this Agreement and true and correct as of the Closing Date as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date) and (ii) Contributors set forth in ARTICLE III of this Agreement shall be true and correct on the date of this Agreement and as of the Closing Date as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties set forth in ARTICLE III or ARTICLE IV of this Agreement to be so true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein), individually or in the aggregate, does not have, and would not be reasonably expected to have, a Material Adverse Effect on the Company. Local Insight shall have received a certificate signed by an authorized officer of each Contributor, CBD Investor, and the Company to the foregoing effects.

(b)

Performance of Obligations of the Company.  CBD Investor, CBIH, and the Contributors shall have performed in all material respects all obligations required to be performed by each of them under this Agreement at or prior to the Closing. Local Insight shall have received a certificate signed by an authorized officer of each Contributor CBD Investor, and CBIH to the foregoing effect.

(c)

Joinders.  The CBD Investor Stockholders, CBIH, and each Class C Holder shall have delivered to Local Insight a Joinder (in each case in form and substance satisfactory to Local Insight) to: (i) the Local Insight LLC Agreement in the form of Exhibit 2.2 hereof and (ii) the Registration Rights Agreement in the form of Exhibit 8.2 hereof.

(d)

Reorganization.  The CBD Investor Stockholders and CBD Investor shall have completed the Reorganization in a manner reasonably satisfactory to Local Insight at least one day prior to the Closing Date.

(e)

Change of Control Payments.  The Contributors (on behalf of CBD Investor, the Company and the Company Subsidiaries) shall have made any payments due to each employee of CBD Investor, the Company and any Company Subsidiary pursuant to any incentive, bonus or other benefit plans or other agreement or arrangement that requires payments to be made on or in connection with the change of control of CBD Investor or the Company that will occur as a result of the transactions contemplated by this Agreement.

8.3

Conditions to Obligations of the Contributors.  The obligation of the Contributors to effect the Closing shall also be subject to the satisfaction, or waiver by the Contributors, at or prior to the Closing, of the following conditions:

(a)

Representations and Warranties.  Each of the representations and warranties of Local Insight set forth in this Agreement shall be true and correct on the date of this Agreement and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein), individually or in the aggregate, does not have, and would not be reasonably expected to have, a Material Adverse Effect on Local Insight. The Company shall have received a certificate signed on behalf of Local Insight by the Chief Executive Officer or the Chief Financial Officer of Local Insight to the foregoing effects.

(b)

Performance of Obligations of Local Insight.  Local Insight shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.  The Company shall have received a certificate signed on behalf of Local Insight by the Chief Executive Officer or the Chief Financial Officer of Local Insight to such effect.

(c)

Equity Documents.  Local Insight and the Local Insight Members shall have executed: (i) the Local Insight LLC Agreement in the form of Exhibit 2.2 hereof and (ii) the Registration Rights Agreement in the form of Exhibit 8.2 hereof.

(d)

Management Services Agreement.  Local Insight shall have entered into a Management Services Agreement which obligates Local Insight and/or one or more of its Subsidiaries to pay fees and expenses to an Affiliate of Welsh, Carson, Anderson & Stowe X, L.P. (“WCAS”) and an Affiliate of Spectrum Equity Investors IV, L.P. and with respect to such fees on a pro rata basis based on the Percentage Interest held by the Local Insight Members and the CBD Investor Stockholders as of the date of any such fee payments.

(e)

Management Rights Agreements.  (i) Local Insight shall cause Caribe Servicios de Informacion Dominicana, S.A., and Caribe Acquisition Holdings, LLC and (ii) Local Insight shall cause Caribe Media, Axesa Servicios de Informacion Inc. and Axesa to enter into separate management rights agreements which provide management rights containing such terms as are necessary to satisfy their VCOC requirements.

ARTICLE IX.
TERMINATION AND AMENDMENT

9.1

Termination.  This Agreement may be terminated at any time prior to the Closing by action taken or authorized by the board of directors or other governing body of the terminating party or parties:

(a)

by mutual consent of Local Insight and the CBD Investor Stockholders in a written instrument, if the Local Insight Board and the CBD Investor Stockholders so determine;

(b)

by either the Local Insight Board or the CBD Investor Stockholders if any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; provided, however, that no party shall be entitled to terminate this Agreement pursuant to this Section 9.1(b) if its breach of its obligations under this Agreement resulted in the issuance of such order;

(c)

by either the Local Insight Board or the CBD Investor Stockholders if the Closing shall not have occurred on or before March 31, 2007; provided, however, that no party shall be entitled to terminate this Agreement pursuant to this Section 9.1(c) if its breach of its obligations under this Agreement resulted in the failure of the Closing to have occurred on or before March 31, 2007;

(d)

by the Local Insight Board if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the Contributors, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of any of the conditions set forth in Section 8.2(a) or 8.2(b) and which is not cured within twenty (20) days following written notice to the breaching party or which by its nature or timing cannot be cured within such time period; or

(e)

by the CBD Investor Stockholders if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of Local Insight, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.3(a) or 8.3(b) and which is not cured within twenty (20) days following written notice to Local Insight or which by its nature or timing cannot be cured within such time period.

9.2

Effect of Termination.  In the event of termination of this Agreement by either the Contributors or Local Insight as provided in Section 9.1, this Agreement will forthwith become void and have no effect, and none of the Contributors, CBD Investor, the Company, Local Insight, any of their respective Subsidiaries or any of the officers, directors, members or Affiliates of any of them will have any liability of any nature whatsoever under this Agreement, or in connection with the transactions contemplated by this Agreement; provided, however, that: (i) Sections 7.2(d), 9.2, 10.2, 10.3(a), 10.4, 10.5, 10.6, 10.7, 10.9, 10.10, 10.11, 10.12, 10.13, 10.14, 10.15, 10.16, will survive any termination of this Agreement and (ii) notwithstanding anything to the contrary contained in this Agreement, neither the Contributors nor Local Insight will be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

ARTICLE X.
GENERAL PROVISIONS

10.1

Closing.  On the terms and subject to conditions set forth in this Agreement, the Closing will take place at 10:00 a.m. on a date and at a place to be specified by the parties, which date will be no later than three Business Days after the satisfaction or waiver (subject to applicable Law) of the latest to occur of the conditions set forth in ARTICLE VIII (other than those conditions that by their nature are to be satisfied or waived at the Closing), unless extended by mutual agreement of the Company and Local Insight (the “Closing Date”).

10.2

Non-Survival of Representations and Warranties.  None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing.  This Section 10.2 shall not limit any covenant or agreement of the parties.

10.3

Fees and Expenses.  If the transactions contemplated by this Agreement are not completed then (i) all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement will be paid by the party incurring such expense, (ii) the fees and expenses of the Contributors Financial Advisor and the expenses incurred by CBD Investor, the Company and any Company Subsidiaries in connection with the transaction contemplated hereby, shall be paid by the Contributors, (ii) the fees and expenses of the Local Insight Financial Advisor and the expenses incurred by WCAS and any of its Subsidiaries in connection with the transaction contemplated hereby shall be paid by Local Insight, and (iii) all filing and other fees paid under the HSR Act in connection with the transactions contemplated hereby will be borne equally by Local Insight, on the one hand, and the Company on the other hand.

(b)

If the transactions contemplated by this Agreement are completed, (i) the fees and expenses of the Contributors Financial Advisor and the expenses incurred by CBD Investor, the Company and any Company Subsidiaries in connection with the transaction contemplated hereby, shall be paid by the Contributors, (ii) the fees and expenses of the Local Insight Financial Advisor and the fees and expenses incurred by WCAS and any of its Subsidiaries in connection with the transactions contemplated hereby shall be paid at the option of WCAS by Local Insight or by WCAS; provided that if  Local Insight pays such fees and expenses and WCAS does not make a corresponding equity contribution to Local Insight in an amount equal to such fees and expenses paid by Local Insight, then the Percentage Interest (as defined in the Local Insight LLC Agreement) of all of the Members of Local Insight shall be appropriately adjusted to take into account the aggregate amount of the fees and expenses in this subsection (ii) that have been paid by Local Insight and (iii) all (A) filing and other fees paid under the HSR Act in connection with the transactions contemplated hereby and (B) all fees and expenses in connection with the Special Dividend and the Special Dividend Financing and any reorganization of the Company or any Company Subsidiary or Local insight or any Local Insight Subsidiary (including any legal and accounting fees and expenses and the fees and expenses of any financial advisors) will be paid by Local Insight.

(c)

Notwithstanding anything to the contrary contained herein, any payments due to each employee of CBD Investor, the Company and any Company Subsidiary pursuant to any incentive, bonus or other benefit plans or other agreement or arrangement that requires payments to be made on or in connection with the change of control of CBD Investor or the Company that will occur as a result of the transactions contemplated by this Agreement shall  be paid by the Contributors.

10.4

Notices.  All notices and other communications in connection with this Agreement will be in writing and will be deemed given (and will be deemed to have been duly given upon receipt) if delivered personally, sent via facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

(a) if to Local Insight, to:

Local Insight Media, LLC 8310 South Valley Highway, Third Floor Englewood, Colorado 80112 Attention: John S. Fischer, Esq. Facsimile: 303-524-1286

with a copy to:

Kirkland & Ellis LLP 153 East 53rd Street New York, New York 10022-4611 Attention: Michael Movsovich, Esq. and Heidi Bioski, Esq. Facsimile: 212-446-4900

(b) if to CBD Investor, to:

CBD Investor, Inc. 333 Middlefield Road, Suite 200 Menlo Park, CA 94025 Attention: Randy Henderson Facsimile: 415-464-4601
with a copy to:

Latham & Watkins LLP 505 Montgomery Street, Suite 2000 San Francisco, California 94111 Attention: Scott R. Haber, Esq. Bradley Bugdanowitz, Esq. Facsimile: 415-395-8095
(c) if to CBIH, to:

Cincinnati Bell Inc. Holdings 201 E. Fourth Street Cincinnati, OH 45201 Attn: Chief Financial Officer Fax: 513-397-7475
(d) if to the Class C Holders, to:

c/o CBD Media Holdings LLC 312 Plum Street, Suite 900 Cincinnati, OH 45202 Attention: Doug Schwing Facsimile: ________

10.5

Interpretation.  When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference will be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.”  Unless the context otherwise requires (i) “or” is disjunctive but not necessarily exclusive, (ii) words in the singular include the plural and vice versa, (iii) the use in this Agreement of a pronoun in reference to a party hereto includes the masculine, feminine or neuter, as the context may require, and (iv) terms used herein that are defined in GAAP have the meanings ascribed to them therein.  No provision of this Agreement will be interpreted in favor of, or against, any of the parties to this Agreement by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof, and no rule of strict construction will be applied against any party hereto.  The Contributor Disclosure Schedule and the Local Insight Disclosure Schedule, as well as all other schedules and all exhibits hereto, will be deemed part of this Agreement and included in any reference to this Agreement.  Any exception or qualification set forth in a particular section of the Contributor Disclosure Schedule or the Local Insight Disclosure Schedule with respect to a particular representation, warranty or covenant contained in this Agreement shall be deemed to be an exception or qualification with respect to all other applicable representations and warranties contained in this Agreement if, based on the express language of such disclosure, such exception or qualification should reasonably apply as a disclosure in other sections of the Contribution Disclosure Schedule or Local Insight Disclosure Schedule, as applicable.  This Agreement will not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any applicable Law.  References to the “other party” or “either party” will be deemed to refer to the Contributors on the one hand, and Local Insight, on the other hand.

10.6

Amendment.  This Agreement and any Schedule attached hereto may be amended only by the agreement in writing of Local Insight and the CBD Investor Stockholders.

10.7

Extension; Waiver.  Any waiver of any provision of this Agreement will be valid only if set forth in a written instrument signed on behalf of the party to be bound. No such waiver will operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

10.8

Counterparts.  This Agreement may be executed in counterparts, all of which will be considered one and the same agreement, and will become effective when counterparts have been signed by each of the parties and delivered to the other party.

10.9

Entire Agreement.  This Agreement (including the documents and the instruments referred to in this Agreement), together with the Confidentiality Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement (other than the Confidentiality Agreement).

10.10

Governing Law.  This Agreement will be governed and construed in accordance with the internal laws of the State of New York applicable to contracts made and wholly performed within such state, without regard to any applicable conflict of laws principles.

10.11

Jurisdiction.  Each of the parties hereto hereby agrees that any claim, suit, action or other proceeding, directly or indirectly, arising out of, under or relating to this Agreement will be heard and determined in the federal or state courts located in New York, New York (and each agrees that no such claim, action, suit or other proceeding relating to this Agreement will be brought by it or any of its Affiliates except in such court), and the parties hereto hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any such court in any such claim, suit, action or other proceeding and irrevocably and unconditionally waive the defense of an inconvenient forum to the maintenance of any such claim, suit, action or other proceeding.  Each of the parties hereto further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such Person’s respective address set forth in Section 10.4 will be effective service of process for any claim, action, suit or other proceeding with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence.  The parties hereto hereby agree that a final judgment in any such claim, suit, action or other proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

10.12

Publicity.  Neither CBD Investor, the Company, the Contributors nor Local Insight will, and the Contributors will cause the Company not to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the prior consent (which consent will not be unreasonably withheld) of Local Insight, in the case of a proposed announcement or statement by CBD Investor, the Contributors or the Company, or the Contributors, in the case of a proposed announcement or statement by Local Insight; provided, however, that either party may, without the prior consent of the other party issue or cause the publication of any press release or other public announcement to the extent it determines that so doing is or may be required by Law.

10.13

Assignment; Third Party Beneficiaries.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other party.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns.  This Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies under this Agreement.

10.14

Specific Performance.  The parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy, and, accordingly, the parties agree that, in addition to any other remedies, each will be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting bond.

10.15

Severability.  If any term or other provision of this Agreement is declared invalid, illegal or unenforceable, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

10.16

Waiver of Jury Trial.  Each of the parties hereby waives trial by jury in any judicial proceeding directly involving any matters (whether sounding in tort, contract or otherwise) in any way arising out of, related to or connected with this Agreement or any o the transactions contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.

LOCAL INSIGHT MEDIA, LLC

By:

/s/  SCOTT A. POMEROY

Name:

Scott A. Pomeroy

Title:

President and CFO

CBD INVESTOR, INC.

By:

/s/  BRION B. APPLEGATE

Name:

Brion B. Applegate

Title:

President

CINCINNATI BELL INC. HOLDINGS

By:

/s/  JOHN F. CASSIDY

Name:

John F. Cassidy

Title:

Chief Executive Officer

SPECTRUM EQUITY INVESTORS III, L.P.

By:

Spectrum Equity Associates III, L.P.

Its:

General Partner

By:

/s/  BRION B. APPLEGATE

Name:

Brion B. Applegate

Title:

General Partner

SEI III ENTREPRENEURS’ FUND, L.P.

By:

SEI Entrepreneurs’ LLC

Its:

General Partner

By:

/s/  BRION B. APPLEGATE

Name:

Brion B. Applegate

Title:

Member

SPECTRUM III INVESTMENT MANAGERS’ FUND, L.P.

By:

/s/  BRION B. APPLEGATE

Name:

Brion B. Applegate

Title:

General Partner

SPECTRUM IV INVESTMENT MANAGERS’ FUND, L.P.

By:

/s/  BRION B. APPLEGATE

Name:

Brion B. Applegate

Title:

General Partner

SPECTRUM EQUITY INVESTORS IV, L.P.

By:

Spectrum Equity Associates IV, L.P.

Its:

General Partner

By:

/s/  BRION B. APPLEGATE

Name:

Brion B. Applegate

Title:

General Partner

SPECTRUM EQUITY INVESTORS PARALLEL IV, L.P.

By:

Spectrum Equity Associates IV, L.P.

Its:

General Partner

By:

/s/  BRION B. APPLEGATE

Name:

Brion B. Applegate

Title:

General Partner

DOUGLAS MYERS

JOHN SCHWING

DAVID MILLER

VALERIE SCHMIDT

ANN FARMIGA

JIM CARSON

RICHARD HOFFMAN

MARY BETH MIDDENDORF

JERRY GEARDING

SANDY PAULS

JOSEPH CAHALL

JEREMY BURTON

By:

/s/  DOUGLAS A. MYERS

Name:  Douglas A. Myers

Title: Attorney-in-fact

WCAS MANAGEMENT CORPORATION

By:

/s/  JOHN ALMEIDA, JR.

Name:  John Almeida, Jr.

Title:

WELSH, CARSON, ANDERSON & STOWE X, L.P.

By:  WCAS X Associates LLC, its General Partner

By:

/s/ JOHN ALMEIDA, JR.

Name:  John Almeida, Jr.

Title:

Managing Member

WCAS CAPITAL PARTNERS IV, L.P.

By:  WCAS CP IV Associates, LLC, its General Partner

By:

/s/ JOHN ALMEIDA, JR.

Name:  John Almeida, Jr.

Title:

Managing Member

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